UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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RHI Entertainment, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 15, 2009

DEAR STOCKHOLDER,

It is my pleasure to invite you to the 2009 Annual Meeting of Stockholders of RHI Entertainment, Inc. to be held on Tuesday, May 12, 2009, at the Hilton New York, 1335 Avenue of the Americas, New York, New York 10019 commencing at 12:00 p.m. local time.

Information regarding the matters to be voted upon at this year’s Annual Meeting is contained in the formal Notice of Meeting and Proxy Statement on the following pages. The RHI Entertainment, Inc. Annual Report for the fiscal year ended December 31, 2008 accompanies this Proxy Statement.

It is important that your shares be represented and voted whether or not you plan to attend the Annual Meeting. You may vote on the Internet, by telephone or by completing and mailing the enclosed proxy card or the instruction form forwarded by your bank, broker or other holder of record. Voting over the Internet, by telephone or by written proxy or instruction will ensure your shares are represented at the Annual Meeting. Voting on the Internet or by telephone may not be available to all stockholders. Please review the instructions on the enclosed proxy card or the instruction form forwarded by your bank, broker or other holder of record regarding each of these voting options. Your vote is important, regardless of the number of shares that you own.

On behalf of the Board of Directors, I thank you for your participation. We look forward to seeing you on May 12th.

Sincerely,

Jeff Sagansky
Chairman of the Board of Directors

RHI ENTERTAINMENT, INC.
1325 Avenue of the Americas, 21st Floor
New York, New York 10019

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 12, 2009

April 15, 2009

TO THE STOCKHOLDERS OF RHI ENTERTAINMENT, INC.

NOTICE IS HEREBY GIVEN that the 2009 Annual Meeting of Stockholders of RHI Entertainment, Inc. (the “Company”) will be held on Tuesday, May 12, 2009, commencing at 12:00 p.m. local time at the Hilton New York, 1335 Avenue of the Americas, New York, New York 10019, to consider and vote upon:

1. The election of Frank J. Loverro and Russel H. Givens, Jr. to serve on the Board of Directors of the Company for a term of office expiring on the date of the Annual Meeting of Stockholders in 2012 (see page 5 of the accompanying Proxy Statement).

2. The approval of the Amended and Restated RHI Entertainment, Inc. 2008 Incentive Award Plan, which adds 1,500,000 shares to the total shares reserved for issuance under the plan (see page 6 of the accompanying Proxy Statement).

3. Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009 (see page 15 of the accompanying Proxy Statement).

4. The transaction of any other business that may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof.

The Board of Directors has fixed the close of business on April 9, 2009 as the record date for the Annual Meeting. All stockholders of record at the close of business on that date are entitled to notice of, and to be present and vote at, the Annual Meeting and at any continuation or adjournment thereof.

Accompanying this Notice of Annual Meeting is a proxy card, Proxy Statement and the Company’s Annual Report for the fiscal year ended December 31, 2008. Whether or not you plan to attend the Annual Meeting, we encourage you to vote by completing the enclosed proxy card. Most stockholders can also vote their proxy by internet or phone by following the instructions on the proxy card.

The meeting will be conducted pursuant to the Company’s Amended & Restated Bylaws and rules of order prescribed by the Chairman of the Annual Meeting.

By order of the Board of Directors

Henry S. Hoberman
Executive Vice President,
General Counsel & Secretary

i

RHI ENTERTAINMENT, INC.
1325 Avenue of the Americas, 21st Floor
New York, New York 10019

PROXY STATEMENT

Information Concerning Voting and Solicitation

RHI Entertainment, Inc., a Delaware corporation (the “Company”), will hold its Annual Meeting of Stockholders on Tuesday, May 12, 2009, commencing at 12:00 p.m. local time at the Hilton New York, 1335 Avenue of the Americas, New York, New York 10019. The enclosed proxy card is solicited on behalf of the Board of Directors (the “Board”) of the Company. This Proxy Statement, and the accompanying proxy card, is first being mailed to our stockholders on or about April 15, 2009. We have included a copy of the Company’s 2008 Annual Report with this Proxy Statement. The Annual Report contains financial and other information about our business during the last fiscal year.

Important Notice Regarding the Availability of Proxy Materials
for the Stockholder Meeting to be Held on May 12, 2009

The Company’s Proxy Statement and Annual Report are available at
http://materials.proxyvote.com/74957T

The following proxy materials are available for review at:

http://materials.proxyvote.com/74957T:

•	the Company’s 2009 Proxy Statement;

•	the proxy card;

•	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008; and

•	any amendments to the foregoing materials that are required to be furnished to stockholders.

Directions to attend the Annual Meeting can be found on our website, www.rhitv.com, in the Investor
Relations section.

Who Can Vote

You are entitled to vote if you were a stockholder of record of our common stock as of the close of business on April 9, 2009 (the “Record Date”). Your shares may be voted at the Annual Meeting only if you are present in person or represented by a valid proxy.

What Am I Voting On?

At the meeting, you will be entitled to vote on the following proposals:

1. The election of Frank J. Loverro and Russel H. Givens, Jr. to serve on the Board of Directors of the Company for a term of office expiring on the date of the Annual Meeting of Stockholders in 2012 (see page 5 of the Proxy Statement).

2. The approval of the Amended and Restated RHI Entertainment, Inc. 2008 Incentive Award Plan (the “Amended and Restated Incentive Award Plan”), which adds 1,500,000 shares to the total shares reserved for issuance under the plan (see page 6 of the Proxy Statement).

3. Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009 (see page 15 of the Proxy Statement).

4. The transaction of any other business that may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof.

Attending the Annual Meeting

Attendance at the Annual Meeting will be limited to stockholders of record as of the Record Date (April 9, 2009), beneficial owners of Company common stock entitled to vote at the Annual Meeting having evidence of ownership, a maximum of one authorized representative of an absent stockholder and invited guests of management. Any person claiming to be an authorized representative of a stockholder must, upon request, produce written evidence of such authorization.

Shares Outstanding and Quorum

At the close of business on April 9, 2009, 13,505,100 shares of our common stock were outstanding and entitled to vote. A majority of the shares of our common stock outstanding on the Record Date, present in person or represented by proxy, will constitute a quorum, which is required in order to hold the Annual Meeting and conduct business.

How to Vote

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote by proxy on the Internet or by telephone by following the instructions on the enclosed proxy card. You may also vote by completing and mailing the printed proxy card. You may also vote in person at the Annual Meeting.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares held in street name, please refer to the instructions provided by your bank, broker or other nominee for voting your shares. If you wish to vote in person at the Annual Meeting, you must obtain a valid proxy from the organization that holds your shares and have proof of ownership of our common stock as of the Record Date.

Board Recommendations

The Board recommends that you vote your shares as follows:

•	FOR the election of Frank J. Loverro and Russel H. Givens, Jr. to serve on the Board of Directors of the Company for a term of office expiring on the date of the Annual Meeting of Stockholders in 2012;

•	FOR the approval of the Amended and Restated Incentive Award Plan, which adds 1,500,000 shares to the total shares reserved for issuance under the plan; and

•	FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009.

Voting of Shares

The shares represented by all properly executed and unrevoked proxies received in proper form in time for the meeting will be voted. Each stockholder is entitled to one vote for each share of common stock held on the Record Date. If you properly complete your proxy form or submit a proxy by telephone or the Internet before the polls close, your shares will be voted as you have directed. If you submit a signed proxy form or submit your proxy by telephone or Internet and do not specify how you want to vote your shares, we will vote your shares as recommended by the Board of Directors:

•	FOR the election of Frank J. Loverro and Russel H. Givens, Jr. to serve on the Board of Directors;

•	FOR the approval of the Amended and Restated Incentive Award Plan; and

•	FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm.

If any other matter is presented, your proxies are authorized to vote in accordance with their best judgment. As of the date of this proxy statement, the Company knows of no other items of business that will be presented for consideration at the Annual Meeting other than those matters described in this proxy statement.

Revoking Your Proxy or Changing Your Vote

Stockholder of Record: Shares Registered in Your Name

Any proxy given may be revoked at any time before it is voted at the Annual Meeting. As a stockholder of record, you may revoke your proxy by (i) delivering a written notice of revocation to the attention of the Secretary of the Company at our principal executive office at 1325 Avenue of the Americas, 21st Floor, New York, NY 10019, (ii) duly submitting a later-dated proxy or submitting a new proxy through telephonic or internet voting, if available to you, or (iii) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held in the name of a broker, bank or other nominee, you may change your voting instructions by submitting new voting instructions to your bank, broker or other record holder. Please note that if your shares are held of record by a broker, bank or other nominee, and you decide to attend and vote at the Annual Meeting, your vote in person at the Annual Meeting will not be effective unless you present a legal proxy, issued in your name from the record holder, your broker, bank or other nominee.

Counting of Votes

Shares held by persons attending the Annual Meeting but not voting, shares represented by proxies that reflect abstentions as to a particular proposal and broker “non-votes” will be counted as present for purposes of determining a quorum. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner and does not have discretionary authority to vote the shares. Brokers generally have discretionary authority to vote on Item 1 and Item 3, but do not have discretionary authority to vote on Item 2 to be considered at the Annual Meeting as set forth below.

Item 1:  Directors will be elected by a plurality of the votes of the shares present at the meeting in person or by proxy and entitled to vote thereon. Votes withheld as to one or more nominees will not be counted as votes cast for such individuals.

Item 2:  Approval of the Amended and Restated Incentive Award Plan and the number of shares reserved for issuance under the plan requires the affirmative vote of a majority of shares present or represented by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions will have the same effect as votes against such approval. Brokers do not have discretionary authority to vote on this proposal. If a broker submits a non-vote, it will not be counted for purposes of the proposal.

Item 3:  The ratification of the selection of KPMG LLP requires the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions will have the same effect as votes against the ratification. Although brokers have discretionary authority to vote on the ratification, if a broker submits a non-vote, it will not be counted for purposes of the ratification.

Any other proposal brought before the meeting will be decided by a majority of votes represented at the meeting and entitled to vote on the matter. Consequently, abstentions will have the same effect as votes against the matter, and broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

Principal Executive Offices

The principal executive offices of the Company are located at 1325 Avenue of the Americas, New York, New York 10019. The Company’s telephone number is (212) 977-9001.

Solicitation of Proxies

The Company will bear the cost of the solicitation of proxies. In addition to solicitation over the Internet and by mail, the Company will request banks, brokers and other custodian nominees and fiduciaries to supply proxy materials to the beneficial owners of the Company’s common stock of whom they have knowledge, and will reimburse them for their expenses in so doing. Certain directors, officers and other employees of the Company, not specially employed for the purpose, may solicit proxies, without additional remuneration, by personal interview, mail, telephone, facsimile or electronic mail.

Forward-Looking Statements

This proxy statement includes forward-looking statements. All statements other than statements of historical facts contained in this proxy statement, including statements regarding our future results of operations and financial position, business strategy and plans and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “seek,” “estimate,” “plan,” “continue,” “anticipate,” “intend,” “expect” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in “Risk factors.” In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this report may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Factors, among others, that could cause our actual results and future actions to differ materially from those described in forward-looking statements include, but are not limited to, the factors described in our SEC filings, including the “Business” and “Risk Factors” Sections in our Annual Report on Form 10-K for the year ended December 31, 2008 filed with the SEC on March 5, 2009.

Any such forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those contemplated by such forward-looking statements. The Company disclaims any duty to update any forward-looking statement, all of which are expressly qualified by the foregoing, other than as required by law.

In this proxy statement, except where the context requires otherwise, references to: (1) “RHI LLC” refers to RHI Entertainment, LLC, a Delaware limited liability company that is the current operating company for our business, and the sole asset of RHI Entertainment Holdings II, LLC; (2) “Holdings II” refers to RHI Entertainment Holdings II, LLC, a Delaware limited liability company which holds RHI LLC as its sole asset; (3) “RHI,” “RHI Inc.,” the “Company,” “we,” “us,” and “our” refer to RHI Entertainment, Inc., a Delaware corporation, and its consolidated subsidiaries, including Holdings II and RHI LLC and their subsidiaries and predecessor companies; (4) “KRH” refers to KRH Investments LLC, a Delaware limited liability company, which together with RHI Inc. are the members of Holdings II; and (5) “Kelso” refers to Kelso & Company L.P. a Delaware limited partnership, an affiliate of the principal investor in KRH.

Item 1 —	Election of Directors

Our Board currently consists of seven directors. Under the Director Designation Agreement dated as of June 23, 2008, KRH Investments LLC (“KRH”) is permitted to appoint or designate up to four persons for nomination to election on our Board under the terms set forth in the agreement, one of which must qualify as “independent” as required by the rules promulgated by the SEC, and by the Nasdaq Stock Market (“NASDAQ”). See “Certain Relationships and Related Party Transactions — Transactions with Kelso — Director Designation Agreement”. The designees pursuant to this agreement were Messrs. Frank J. Loverro, Michael B. Goldberg, Robert A. Halmi, Jr. and Thomas M. Hudgins.

The Company’s Amended & Restated Bylaws (the “Bylaws”) provide that the size of the Board shall be fixed from time to time exclusively by the Board, but the Board shall constitute no more than seven persons. The Board presently consists of seven members, divided into three classes of the same or nearly the same number serving staggered three-year terms. Currently, the third class contains three directors while the first and second class contain two directors each. Directors in each class are elected on a rotating basis at the annual meeting of stockholders at which the term for such class expires.

Listed below as nominees for reelection at the 2009 Annual Meeting are Frank J. Loverro and Russel H. Givens, Jr., whose present terms will expire at that time. If reelected at the Annual Meeting, each would serve until the 2012 annual meeting of stockholders and until his successor is elected and qualified, or until his earlier retirement, resignation, disqualification, removal or death.

If any nominee should become unavailable or unwilling to serve for any reason prior to the Annual Meeting, an event that currently is not anticipated by the Board, the proxies will be voted in favor of the election of a substitute nominee or nominees proposed by the Board or the number of directors may be reduced accordingly. Each nominee has agreed to serve if reelected, and the Board has no reason to believe that any nominee will be unable or unwilling to serve.

Nominees for Directors at the 2009 Annual Meeting

Frank J. Loverro, age 40, has served as director of RHI since August 2007. He joined Kelso & Company L.P. (“Kelso”), a private equity company, in 1993 and is currently a Managing Director. Prior to joining Kelso, he worked in private equity investing at the Clipper Group. Mr. Loverro started his career in the High Yield Finance Group at Credit Suisse First Boston, where he focused on debt and equity financing alternatives for leveraged companies. Mr. Loverro received a Bachelor of Arts degree with distinction in Economics from the University of Virginia. Mr. Loverro is currently a director of MainLine Management LLC and Buckeye GP Holdings L.P.

Russel H. Givens, Jr., age 62, has been a director of RHI since August 2008. Prior to his retirement, Mr. Givens served in various senior management roles at Crown Media International from 1998-2004; his most recent role was President & Chief Executive Officer from 2000 to 2004. Prior to that, he served as Executive Vice President & Chief Operating Officer from 1998 to 2000. Prior to joining Crown Media, Mr. Givens served as Vice President, European Cable/Telephony, for Media One International from 1994 to 1998.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE TWO NAMED NOMINEES FOR DIRECTORS.

Item 2 — Approval of the Amended and Restated RHI Entertainment, Inc. 2008 Incentive Award Plan

Our Board has unanimously approved, subject to shareholder approval, the Amended and Restated Incentive Award Plan (as previously defined). The Amended and Restated Incentive Award Plan provides for the grant of a variety of awards including incentive stock options, nonqualified stock options, restricted stock, restricted stock units, stock appreciation rights, dividend equivalents, stock payments, deferred stock units, and performance-based awards (including performance-based cash awards).

We believe that our officers, directors and other key employees and other individuals providing bona fide services to the Company should have a significant stake in our stock price performance under a program which links compensation to stockholder return. As of the date of this Proxy Statement, there are three non-employee directors, seven executive officers, approximately 73 other employees, including other officers, eligible participants under the Amended and Restated Incentive Award Plan. As of the date of this Proxy Statement, no consultants would be eligible participants under the Amended and Restated Incentive Award Plan.

The RHI Entertainment, Inc. 2008 Incentive Award Plan (as originally adopted prior to the initial public offering, the “Incentive Award Plan”) had an aggregate limit on the number of shares issuable under the Incentive Award Plan of 2,240,000 shares of our Common Stock, subject to certain adjustments. The proposed Amended & Restated Incentive Award Plan increases the aggregate limit on the number of shares issuable under the Incentive Award Plan from 2,240,000 to 3,740,000 (an increase of 1,500,000 shares). The increase in the number of shares issuable under the Amended & Restated Incentive Award Plan is the only substantive change to the Incentive Award Plan made by the proposed amendment and restatement.

As of April 9, 2009, awards covering 2,201,352 shares were outstanding under the Incentive Award Plan and 38,648 shares remained eligible for future grants. Our Board determined that with 38,648 shares remaining available under the Incentive Award Plan, the Company would be severely limited in its ability to attract, retain, reward and motivate non-employee directors, executive officers, employees and consultants through the use of equity incentive awards unless additional shares are added to the Incentive Award Plan. While our Board is cognizant of the potential dilutive effect of compensatory stock awards, it also recognizes the significant benefits that are achieved from making such awards.

The Incentive Award Plan is our only incentive plan providing for compensation awards related to RHI common stock (although certain executives were awarded KRH Value Units prior to our initial public offering, which are discussed in further detail under the heading, “Compensation Discussion & Analysis — KRH Compensation”). On April 8, 2009, the closing price per share of our common stock on NASDAQ was $2.85.

The Amended and Restated Incentive Award Plan remains subject to approval by our stockholders. If the Amended and Restated Incentive Award Plan is approved by our stockholders, then the Amended and Restated Incentive Award Plan will remain in effect through May 12, 2019, unless earlier terminated by our Board or the committee of the Board designated by our Board to administer the Amended and Restated Incentive Award Plan (either the Board or such committee, the “Administrator”). If the Amended and Restated Incentive Award Plan is not approved, the Incentive Award Plan, will remain in effect in accordance with its terms. Any early termination of the Incentive Award Plan by the Administrator will not affect awards granted prior to such termination, but no additional awards may be granted after any termination of the Incentive Award Plan.

The principal features of the Amended and Restated Incentive Award Plan are summarized below for the convenience and information of our stockholders. This description is qualified in its entirety by reference to the Amended and Restated Incentive Award Plan, which is attached to this proxy statement as Appendix A.

Introduction

Stockholder Approval Requirement

Stockholder approval of the Amended and Restated Incentive Award Plan is necessary in order for RHI to (1) meet the stockholder approval requirements of the NASDAQ, (2) take tax deductions for certain compensation resulting from awards granted thereunder qualifying as performance-based compensation under Section 162(m) of the Internal Revenue Code, as amended (the “Code”), and (3) grant incentive stock options (“ISOs”) thereunder.

Highlights of the Amended and Restated Incentive Award Plan

The Amended and Restated Incentive Award Plan authorizes the Administrator to provide equity-based compensation in the form of stock options, stock appreciation rights (“SARs”), restricted shares, restricted share units, dividend equivalents, deferred stock, stock payments and performance-based awards structured by the Administrator within parameters set forth in the Amended and Restated Incentive Award Plan, for the purpose of providing RHI’s directors, officers, employees and consultants equity compensation, incentives and rewards for superior performance. Some of the key features of the Amended and Restated Incentive Award Plan that reflect RHI’s commitment to effective management of incentive compensation are as follows:

•	Limitations on Grants. Subject to adjustment for equity restructurings and certain other corporate transactions as described below, the issuance of rights and certain other events described in the Amended and Restated Incentive Award Plan, in addition to the share limitations described below under “Limitation on Awards and Shares Available,” the number of shares that may be issued or transferred by RHI upon the exercise of ISOs may not exceed 3,740,000 in the aggregate.

•	No Repricing or Replacement of Options or Stock Appreciation Rights. The Amended and Restated Incentive Award Plan prohibits, without stockholder approval: (i) the amendment of options or stock appreciation rights to reduce the exercise price, and (ii) the replacement of an option or stock appreciation right with cash or any other award when the price per share of the option or stock appreciation right exceeds the fair market value of the underlying shares.

•	No In-the-Money Option or SAR Grants. The Amended and Restated Incentive Award Plan prohibits the grant of options or stock appreciation rights with an exercise or base price less than the fair market value of RHI common stock, generally the closing price of RHI common stock, on the date of grant.

•	Section 162(m) Qualification. The Amended and Restated Incentive Award Plan is designed to allow awards made under the Amended and Restated Incentive Award Plan, including incentive bonuses, to qualify as performance-based compensation under Section 162(m) of the Code.

•	Independent Administration. The Amended and Restated Incentive Award Plan will be administered by a committee of the Board comprised solely of independent directors.

Administration

The Amended and Restated Incentive Award Plan will generally be administered by the Compensation Committee. However, the Compensation Committee may delegate to a committee of one or more members of the Board or one or more of the Company’s officers the authority to grant or amend awards to participants other than Company senior executives who are subject to Section 16 of the Exchange Act or employees who are “covered employees” within the meaning of Section 162(m) of the Code, and the regulations thereunder. The Amended and Restated Incentive Award Plan will be administered by the Administrator. Unless otherwise determined by the Board, the Administrator shall consist solely of two or more non-employee directors appointed by and holding office at the pleasure of the Board, each of whom is an “outside director” within the meaning of Section 162(m) of the Code, a Non-Employee Director, and an “independent director” under the rules of the NASDAQ (or other principal securities market on which shares of RHI common stock are traded). We have a standing Award Subcommittee comprised of individuals who are intended to be outside directors within the meaning of Rule 162(m) of the Code. In addition, the full Board will administer the Amended and Restated Incentive Award Plan with respect to awards made to non-employee directors.

The Administrator will have the authority to administer the Amended and Restated Incentive Award Plan, including the power to determine eligibility, the types and sizes of awards, the price and timing of awards and the acceleration or waiver of any vesting restriction, as well as the authority to delegate such administrative responsibilities.

Eligibility

All employees and consultants of RHI and its subsidiaries and affiliates, and all non-employee members of the Board, are eligible to participate in the Amended and Restated Incentive Award Plan as determined by the Administrator.

Limitation on Awards and Shares Available

The maximum number of shares of RHI common stock that may be issued pursuant to awards granted under the Amended and Restated Incentive Award Plan is 3,740,000 (which 3,740,000 limit also explicitly applies to shares issued upon the exercise of incentive stock options). The shares of RHI common stock covered by the Amended and Restated Incentive Award Plan may be treasury shares, authorized but unissued shares, or shares purchased in the open market.

If any shares subject to an award under the Amended and Restated Incentive Award Plan are forfeited or expire or an award under the Amended and Restated Incentive Award Plan is settled for cash, then any shares subject to such award may, to the extent of such forfeiture, expiration or cash settlement, be used again for new grants under the Amended and Restated Incentive Award Plan. Any shares tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any award under the Amended and Restated Incentive Award Plan may be used again for new grants.

Awards granted under the Amended and Restated Incentive Award Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by an entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock (but not awards made in connection with the cancellation and repricing of an option or stock appreciation right) (“Substitute Awards”) will not reduce the shares authorized for grant under the Amended and Restated Incentive Award Plan.

The maximum number of shares of RHI common stock that may be subject to one or more awards granted to any one participant pursuant to the Amended and Restated Incentive Award Plan during any calendar year is 750,000 and the maximum amount that may be paid in cash to any one participant during any calendar year with respect to any performance-based award is $5,000,000.

Awards

The Amended and Restated Incentive Award Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock, restricted stock units, stock appreciation rights, dividend equivalents, stock payments, deferred stock units, and performance-based awards (including performance-based cash awards). See the Summary Compensation Table and Grants of Plan-Based Awards Table provided elsewhere in this proxy statement for information on awards granted under the Incentive Award Plan to RHI’s named executive officers identified in those tables.

Stock options, including ISOs, as defined under Section 422 of the Code, and nonqualified stock options may be granted pursuant to the Amended and Restated Incentive Award Plan. The option exercise price of all stock options granted pursuant to the Amended and Restated Incentive Award Plan will not be less than 100% of the fair market value of RHI common stock on the date of grant. Stock options may be exercised as determined by the Administrator, but in no event may a stock option have a term extending beyond the tenth anniversary of the date of grant. ISOs granted to any person who owns, as of the date of grant, stock possessing more than ten percent of the total combined voting power of all classes of RHI stock, however, shall have an exercise price that is not less than 110% of the fair market value of RHI common stock on the date of grant and may not have a term extending beyond the fifth anniversary of the date of grant. The aggregate fair market value of the shares with respect to which options intended to be ISOs are exercisable for the first time by an employee in any calendar year may not exceed $100,000, or such other amount as the Code provides.

Restricted stock may be granted pursuant to the Amended and Restated Incentive Award Plan. A restricted stock award is the grant of shares of RHI common stock at a price determined by the Administrator, that is nontransferable and may be subject to substantial risk of forfeiture until specific conditions are met as determined by the Administrator. Conditions may be based on continuing service to RHI or any of its subsidiaries or affiliates or achieving performance goals. During the period of restriction, all shares of restricted stock will be subject to restrictions and vesting requirements, as provided by the Administrator. The restrictions will lapse in accordance with a schedule or other conditions determined by the Administrator. Restricted stock may not be sold or encumbered until all restrictions are terminated or expire.

The other types of equity awards that may be granted under the Amended and Restated Incentive Award Plan include performance awards, dividend equivalents, deferred stock units, stock payments, restricted stock units, and stock appreciation rights.

Performance awards may also be granted pursuant to the Amended and Restated Incentive Award Plan. Performance awards may be granted in the form of cash bonus awards, stock bonus awards, performance awards or incentive awards that are paid in cash, shares or a combination of both. The value of performance awards may be linked to any one or more of the performance criteria listed below, or other specific criteria determined by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Performance awards granted in the form of a cash bonus may be payable upon the attainment of pre-established performance goals based on established performance criteria. The goals are established and evaluated by the Administrator and may relate to performance over any periods as determined by the Administrator. The Administrator will determine whether performance awards are intended to be performance-based compensation within the meaning of Section 162(m) of the Code. Following is a brief discussion of the requirements for awards to be treated as performance-based compensation within the meaning of Section 162(m) of the Code.

The Administrator may grant awards to employees who are or may be “covered employees,” as defined in Section 162(m) of the Code, that are intended to be performance-based compensation within the meaning of Section 162(m) of the Code in order to preserve the deductibility of these awards for federal income tax purposes. With respect to performance awards intended to be exempt for the deduction limitation set forth in Section 162(m), Administrator refers to a committee of the Board consisting solely of two or two or more members of the Board, each of whom is an “outside director” within the meaning of Section 162(m). Under the Amended and Restated Incentive Award Plan, these performance-based awards may be either equity awards or performance bonus awards. Participants are only entitled to receive payment for a Section 162(m) performance-based award for any given performance period to the extent that pre-established performance goals set by the Board for the period are satisfied. These pre-established performance goals must be based on one or more of the following performance criteria: (i) net earnings (either before or after interest, taxes, depreciation and amortization); (ii) sales or revenue; (iii) net income (either before or after taxes); (iv) adjusted net income; (v) operating earnings; (vi) cash flow (including, but not limited to, operating cash flow and free cash flow); (vii) return on net assets; (viii) cash flow return on capital; (ix) return on stockholders’ equity; (x) stockholder returns; (xi) return on sales; (xii) gross or net profit margin; (xiii) productivity; (xiv) return on assets; (xv) expense; (xvi) working capital; (xvii) earnings per share; (xviii) adjusted earnings per share (xix) price per share of RHI common stock; (xx) margins; (xxi) operating efficiency; (xxii) stock and market share; (xxiii) customer satisfaction; (xxiv) adjusted EBITDA; (xxv) economic value-added; and (xxvi) return on capital, any of which may be measured with respect to us, or any subsidiary, affiliate or other business unit of RHI’s, either in absolute terms, terms of growth or as compared to any incremental increase, as compared to results of a peer group. The Administrator will define in an objective fashion the manner of calculating the performance criteria it selects to use for such awards. With regard to a particular performance period, the Administrator will have the discretion to select the length of the performance period, the type of performance-based awards to be granted, and the goals that will be used to measure the performance for the period. In determining the actual size of an individual performance-based award for a performance period, the Administrator may reduce or eliminate (but not increase) the initial award. Generally, a participant will have to be employed by or providing services to RHI or any of its subsidiaries or affiliates on the date the performance-based award is paid to be eligible for a performance-based award for any period.

The Administrator, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of performance goals for such performance period in order to prevent the dilution or enlargement of the rights of participants (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

For all awards intended to qualify as performance-based compensation, such determinations will be made by the Administrator within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.

Dividend equivalents may be granted pursuant to the Amended and Restated Incentive Award Plan. A dividend equivalent is the right to receive the equivalent value of dividends paid on shares. Dividend equivalents that are granted by the Administrator are credited as of dividend payments dates during the period between the date an award is granted and the date such award vests, is exercised, or is distributed or expires, as determined by the Administrator. Such dividend equivalents will be converted to cash or additional shares of our common stock by such formula, at such time and subject to such limitations as may be determined by the Administrator.

Stock payments may be granted pursuant to the Amended and Restated Incentive Award Plan. A stock payment is a payment in the form of shares of our common stock or an option or other right to purchase shares, as part of a bonus, deferred compensation or other arrangement. The number or value of shares of any stock payment will be determined by the Administrator and may be based on achieving one or more of the performance criteria listed above, or other specific criteria determined by the Administrator.

Deferred stock may be granted pursuant to the Amended and Restated Incentive Award Plan. Deferred stock is a right to receive shares of our common stock. The number of shares of deferred stock will be determined by the Administrator and may be based on achieving one or more of the performance criteria listed above, or other specific criteria determined by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Shares underlying a deferred stock award which is subject to a vesting schedule or other conditions set by the Administrator will not be issued until those conditions have been satisfied. Deferred stock may constitute or provide for a deferral of compensation, subject to Section 409A of the Code and there may be certain tax consequences if the requirements of Section 409A of the Code are not met.

Restricted stock units may be granted pursuant to the Amended and Restated Incentive Award Plan. A restricted stock unit award provides for the issuance of RHI common stock at a future date upon the satisfaction of specific conditions set forth in the applicable award agreement. Restricted stock units may be awarded to any eligible individual selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator. The Administrator will specify the dates on which the restricted stock units will become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. The Administrator will specify the conditions and dates upon which the shares underlying the restricted stock units will be issued, which dates may not be earlier than the date as of which the restricted stock units vest and which conditions and dates will be subject to compliance with Section 409A of the Code. On the distribution dates, RHI will transfer to the participant one unrestricted, fully transferable share of RHI common stock (or the fair market value of one such share in cash) for each restricted stock unit scheduled to be paid out on such date and not previously forfeited. Restricted stock units may constitute or provide for a deferral of compensation, subject to Section 409A of the Code and there may be certain tax consequences if the requirements of Section 409A of the Code are not met.

Stock appreciation rights may be granted pursuant to the Amended and Restated Incentive Award Plan. A stock appreciation right entitles its holder, upon exercise of all or a portion of the stock appreciation right, to receive from us an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the stock appreciation right from the fair market value on the date of exercise of the stock appreciation right by the number of shares with respect to which the stock appreciation right has been exercised, subject to any limitations imposed by the Administrator. The exercise price per share subject to a stock appreciation right will be set by the Administrator, but may not be less than 100% of the fair market value on the date the stock appreciation right is granted. The Administrator determines the period during which the right to exercise the stock appreciation right vests in the holder. No portion of a stock appreciation right which is unexercisable at the time the holder’s employment with us terminates will thereafter become exercisable, except as may be otherwise provided by the Administrator. Stock appreciation rights may be exercised as determined by the Administrator, but in no event may a stock appreciation right have a term extending beyond the tenth anniversary of the date of grant. Payment of the stock appreciation right may be in cash, shares, or a combination of both, as determined by the Administrator.

Payment Methods.  The Administrator will determine the methods by which payments by any award holder with respect to any awards granted under the Amended and Restated Incentive Award Plan may be paid, the form of payment, including, without limitation: (1) cash or check; (2) shares of our common stock issuable pursuant to the award or held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences and having a fair market value on the date of delivery equal to the aggregate payments required; (3) other property acceptable to the Administrator (including through the delivery of a notice that the award holder has placed a market sell order with a broker with respect to shares of our common stock then issuable upon exercise or vesting of an award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to us in satisfaction of the aggregate payments required; provided that payment of such proceeds is then made to us upon settlement of such sale). However, no participant who is a member of the Board or an “executive officer” of RHI within the meaning of Section 13(k) of the Exchange Act will be permitted to make payment with respect to any awards granted under the Amended and Restated Incentive Award Plan, or continue any extension of credit with respect to such payment in any method which would violate the prohibitions on loans made or arranged by RHI as set forth in Section 13(k) of the Exchange Act. Only whole shares of common stock may be purchased or issued pursuant to an award. No fractional Shares shall be issued and the Administrator shall determine, in its sole discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding down.

Vesting and Exercise of an Award.  The applicable award agreement governing an award will contain the period during which the right to exercise the award in whole or in part vests, including the events or conditions upon which the vesting of an award will occur or may accelerate. No portion of an award which is not vested at the holder’s termination of service with us will subsequently become vested, except as may be otherwise provided by the Administrator in the agreement relating to the award or by action following the grant of the award.

Generally, an option or stock appreciation right may only be exercised while such person remains an employee, consultant or non-employee director of us or one of our subsidiaries or affiliates or for a specified period of time (up to the remainder of the award term) following the holder’s termination of service with us or one of our subsidiaries or affiliates. An award may be exercised for any vested portion of the shares subject to such award until the award expires. Upon the grant of an award or following the grant of an award, the Administrator may provide that the period during which the award will vest or become exercisable will accelerate, in whole or in part, upon the occurrence of one or more specified events, including (i) a change in control or (ii) a holder’s termination of employment or service with us or otherwise.

Transferability.  No award under the Amended and Restated Incentive Award Plan may be transferred other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a domestic relations order, unless and until such award has been exercised or the shares underlying such award have been issued and all restrictions applicable to such shares have lapsed. No award shall be liable for the debts or contracts of the holder or his successors in interest or shall be subject to disposition by any legal or equitable proceedings. During the lifetime of the holder of an award granted under the Amended and Restated Incentive Award Plan, only such holder may exercise such award unless it has been disposed of pursuant to a domestic relations order. After the holder’s death, any exercisable portion of an award may be exercised by his personal representative or any person empowered to do so under such holder’s will or the then applicable laws of descent and distribution until such portion becomes unexercisable under the Amended and Restated Incentive Award Plan or the applicable award agreement. Notwithstanding the foregoing, the Administrator may permit an award holder to transfer an award other than an ISO to any “family member” of the holder, as defined under the instructions to use of the Form S-8 Registration Statement under the Securities Act, subject to certain terms and conditions. Further, an award holder may, in a manner determined by the Administrator, designate a beneficiary to exercise the holder’s right and to receive any distribution with respect to any award upon the holder’s death, subject to certain terms and conditions.

Adjustment Provisions

Certain transactions with RHI’s stockholders not involving RHI’s receipt of consideration, such as a stock split, spin-off, stock dividend or certain recapitalizations may affect the share price of RHI common stock (which transactions are referred to collectively as “equity restructurings”). In the event that an equity restructuring occurs, the Administrator will equitably adjust the class of shares issuable and the maximum number and kind of shares of RHI common stock subject to the Amended and Restated Incentive Award Plan, and will equitably adjust outstanding awards as to the class, number of shares and price per share of RHI common stock. Other types of transactions may also affect RHI common stock, such as a dividend or other distribution, reorganization, merger, or other changes in corporate structure. In the event that there is such a transaction, which is not an equity restructuring, and RHI’s Board determines that an adjustment to the Amended and Restated Incentive Award Plan and any outstanding awards would be appropriate to prevent any dilution or enlargement of benefits under the Amended and Restated Incentive Award Plan, the Administrator will equitably adjust the Amended and Restated Incentive Award Plan as to the class of shares issuable and the maximum number of shares of RHI’s common stock subject to the Amended and Restated Incentive Award Plan, as well as the maximum number of shares that may be issued to an employee during any calendar year, and will adjust any outstanding awards as to the class, number of shares, and price per share of RHI’s common stock in such manner as it may deem equitable.

Amendment and Termination

The Board may terminate, amend, or modify the Amended and Restated Incentive Award Plan at any time; however, except to the extent permitted by the Amended and Restated Incentive Award Plan in connection with certain changes in capital structure, stockholder approval will be obtained for any amendment to increase the number of shares available under the Amended and Restated Incentive Award Plan, reduce the per share exercise price of the shares subject to any option or stock appreciation right below the per share exercise price as of the date the option or stock appreciation right was granted, and cancel any option or stock appreciation right in exchange for cash or another award when the option or stock appreciation right price per share exceeds the fair market value of the underlying shares.

In no event may an award be granted pursuant to the Amended and Restated Incentive Award Plan on or after the tenth anniversary of the date the stockholders approve the Amended and Restated Incentive Award Plan.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a general summary under current law of the material federal income tax consequences to an employee, consultant or non-employee director granted an award under the Amended and Restated Incentive Award Plan. This summary deals with the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summary does not discuss all aspects of federal income taxation that may be relevant in light of a holder’s personal circumstances. This summarized tax information is not tax advice and a holder of an award should rely on the advice of his or her legal and tax advisors.

With respect to nonqualified stock options, RHI is generally entitled to deduct and the optionee recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. A participant receiving incentive stock options will not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value of RHI common stock received over the option price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an incentive stock option is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and RHI will not be entitled to any deduction. If the holding period requirements are not met, the incentive stock option will be treated as one that does not meet the requirements of the Code for incentive stock options and the tax consequences described for nonqualified stock options will apply.

The current federal income tax consequences of other awards authorized under the Amended and Restated Incentive Award Plan generally follow certain basic patterns: stock appreciation rights are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant through a Section 83(b) election); restricted stock units, stock-based performance awards, dividend equivalents and other types of awards are generally subject to tax at the time of payment. Compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, RHI will generally have a corresponding deduction at the time the participant recognizes income, subject to Section 162(m) of the Code with respect to covered employees.

Section 162(m) of the Code.  Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to awards under the Amended and Restated Incentive Award Plan, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year.

Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury Regulations issued under Section 162(m), compensation attributable to stock awards will generally qualify as performance-based compensation if (1) the award is granted by a compensation committee composed solely of two or more “outside directors,” (2) the plan contains a per-employee limitation on the number of awards which may be granted during a specified period, (3) the plan is approved by the stockholders, and (4) under the terms of the award, the amount of compensation an employee could receive is based solely on an increase in the value of the stock after the date of the grant (which requires that the exercise price of the option is not less than the fair market value of the stock on the date of grant), and for awards other than options, established performance criteria that must be met before the award actually will vest or be paid.

The Amended and Restated Incentive Award Plan is designed to meet the requirements of Section 162(m); however, full value awards granted under the Amended and Restated Incentive Award Plan will only be treated as qualified performance-based compensation under Section 162(m) if the full value awards and the procedures associated with them comply with all other requirements of Section 162(m). There can be no assurance that compensation attributable to awards granted under the Amended and Restated Incentive Award Plan will be treated as qualified performance-based compensation under Section 162(m) and thus be deductible to us.

Section 409A of the Code.  Certain awards under the Amended and Restated Incentive Award Plan may be considered “nonqualified deferred compensation” subject to Section 409A of the Code, which imposes additional requirements on the payment of deferred compensation. Generally, if at any time during a taxable year a nonqualified deferred compensation plan fails to meet the requirements of Section 409A, or is not operated in accordance with those requirements, all amounts deferred under the nonqualified deferred compensation plan for the current taxable year and all preceding taxable years, by or for any participant with respect to whom the failure relates, are includible in the gross income of the participant for the taxable year to the extent not subject to a substantial risk of forfeiture and not previously included in gross income. If a deferred amount is required to be included in income under Section 409A, the amount will be subject to income tax at regular income tax rates plus an additional 20 percent tax, as well as potential premium interest tax.

New Plan Benefits

As of the date of this proxy statement, no awards had been granted pursuant to the Amended and Restated Incentive Award Plan. Awards are subject to the discretion of the Administrator. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the Amended and Restated Incentive Award Plan.

Certain tables in this proxy statement under the general heading “Compensation Discussion and Analysis,” including the Summary Compensation Table and Grants of Plan-Based Awards Table, set forth information with respect to prior awards granted to our individual named executive officers under the Amended and Restated Incentive Award Plan. In addition, the Securities Authorized for Issuance under Equity Compensation Plans Table below provides information as of December 31, 2008, regarding the equity outstanding under our equity compensation plans, the weighted average exercise price of outstanding equity, and the number of securities remaining available for issuance.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER THE EQUITY COMPENSATION PLAN

# of Securities
Remaining Available
	# of Securities to be			for Future Issuance
	Issued Upon Exercise		Weighted Average	Under Equity
	of Outstanding		Exercise Price of	Compensation Plans
	Equity, Warrant and		Outstanding Equity,	(Excluding Securities
	Rights		Warrants and Rights	Reflected in Column
Plan Category	(a)		(b)	(a))

Equity compensation plan approved by security holders(1)	796,352(2	)(5)	3.54(3)	1,438,648(4)

(1)	The Incentive Award Plan was approved by our sole stockholder prior to the Company’s initial public offering in June 2008.

(2)	Includes 529,154 stock options and 267,198 restricted stock units outstanding on December 31, 2008. Does not include the (i) 550,000 stock options and 150,000 restricted stock units granted to Mr. Halmi on February 9, 2009 and (ii) 350,000 stock options and 350,000 restricted stock units granted to Mr. Sagansky on February 9, 2009.

(3)	Represents the weighted-average exercise price of options outstanding as of December 31, 2008. Restricted stock units outstanding on December 31, 2008 do not have an exercise price and are excluded from this calculation. Does not include the stock options granted to Messrs. Halmi and Sagansky on February 9, 2009.

(4)	Represents the remaining shares of our common stock available for issuance under the Incentive Award Plan on December 31, 2008. Following the grant of stock options and restricted stock units to Messrs. Halmi and Sagansky on February 9, 2009, a total of 38,648 shares remained available for grant.

(5)	Does not include 5,000 shares of common stock awards which were granted, and immediately vested, to certain employees of the Company on December 10, 2008.

Vote Required

Adoption of the Amended and Restated Incentive Award Plan requires approval by the affirmative vote of a majority of the votes cast with respect to the proposal by the shares present in person or represented by proxy, and entitled to vote on the proposal at this Annual Meeting. A “majority of votes cast” means that the number of votes “FOR” the approval of the Amended and Restated Incentive Award Plan must exceed the number of votes “AGAINST” the approval of the Amended and Restated Incentive Award Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDED AND RESTATED INCENTIVE AWARD PLAN.

Item 3 — Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Board has appointed KPMG LLP as the independent registered public accounting firm for the Company’s fiscal year ending December 31, 2009. KPMG LLP has been the independent registered public accounting firm for the Company since the Company was formed in August 2007. We expect representatives of KPMG LLP to be present at the Annual Meeting.

In accordance with directions of the Audit Committee, this appointment is being presented to the stockholders for ratification at the 2009 Annual Meeting. While ratification by stockholders of this appointment is not required by law or the Company’s certificate of incorporation or Bylaws, the Audit Committee and management believes that such ratification is desirable as a matter of good governance. In the event this appointment is not ratified by the affirmative vote of a majority of shares present or represented by proxy and entitled to vote on the ratification, the Audit Committee will consider that fact when it selects independent registered public accounting firm for the following year.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL
TO RATIFY THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Ownership of the Company

The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 8, 2009 by: (i) each director; (ii) our Named Executive Officers (as discussed on page 19, “NEO”); (iii) all of our directors, NEOs and executive officers as a group; and (iv) each person known by us to beneficially own more than 5% of our common stock.

	Common Stock
	Beneficially Owned
Name	Number of Shares	Percent of Total

Five percent shareholders:
KRH Investments LLC(1)(2)(3)(4)	9,900,000	42.3%
Kelso Interco VII, LLC(1)(2)(3)(4)	9,102,953	38.9%
KEP VI AIV, LLC(1)(2)(3)(4)	9,102,953	38.9%
Baupost Group L.L.C.(5)(9)	4,900,551	36.3%
Blackrock Inc.(6)(9)	2,367,944	17.5%
AXA Assurances I.A.R.D. Mutelle(7)(9)	1,489,217	11.0%
Directors and executive officers:
Robert A. Halmi, Jr.(8)	215,230	*
Peter N. von Gal(8)	71,676	*
William J. Aliber(8)	1,433	*
Joel E. Denton(8)	1,433	*
Henry S. Hoberman(8)	1,433	*
Michael B. Goldberg(2)(3)(4)	9,102,953	38.9%
Frank J. Loverro(2)(3)(4)	9,102,953	38.9%
Thomas M. Hudgins	—	*
Russel H. Givens, Jr.	500	*
J. Daniel Sullivan	—	*
Jeff Sagansky	—	*
All executive officers and directors as a group (11 persons)	9,394,658	40.1%

*	Less than 1%

(1)	KRH is entitled to exchange its common membership units in Holdings II for, at the Company’s option, shares of the Company’s common stock on a one-for-one basis (as adjusted to account for stock splits, recapitalizations or similar events) or cash, or a combination of both stock and cash. The percentage of ownership indicated includes the underlying shares in the instance where the Company exchanges such units for shares of common stock. See “Relationships and Certain Related Transactions — Overview” for more information about the relationship between the Company, KRH and Holdings II.

(2)	c/o Kelso & Company, 320 Park Avenue, 24th Floor, New York, NY 10022. Represents beneficial ownership based on the Statement of Beneficial Ownership filed on Schedule 13G with the SEC on April 8, 2009.

(3)	Upon exchange of common membership units by KRH, would include shares of common stock held by: (i) Kelso Interco VII, LLC, a Delaware limited liability company, or Kelso Interco, and (ii) KEP VI AIV, LLC, a Delaware limited liability company, or KEP AIV. Kelso Interco and KEP AIV may be deemed to share beneficial ownership of shares of common stock owned of record by KRH, by virtue of their ownership interests in KRH, Kelso Interco and KEP AIV, due to their common control, could be deemed to beneficially own each of the other’s shares. Each of Kelso Interco and KEP AIV disclaim such beneficial ownership.

(4)	Messrs. Nickell, Wall, Matelich, Goldberg, Wahrhaftig, Bynum, Berney, Loverro, Connors, Osborne and Moore may be deemed to share beneficial ownership of shares of common stock owned of record by KRH, by virtue of their status as managing members of KEP AIV and of Kelso AIV GP VII, LLC, a Delaware limited liability company, the principal business of which is serving as the general partner of Kelso AIV GP VII, L.P., a

Delaware limited partnership, the principal business of which is serving as the general partner of Kelso AIV VII, L.P., a Delaware limited partnership, the principal business of which is a member of Kelso Interco. Each of Messrs. Nickell, Wall, Matelich, Goldberg, Wahrhaftig, Bynum, Berney, Loverro, Connors, Osborne and Moore share investment and voting power with respect to the ownership interests owned by Kelso Interco and KEP AIV but disclaim beneficial ownership of such interests.

(5)	Includes Baupost Group L.L.C., Baupost Limited Partnership 1983 C-1, Baupost Value Partners, L.P.-IV, SAK Corporation and Mr. Seth A. Klarman at 10 St. James Avenue, Suite 1700, Boston, Massachusetts 02116. This information is based on Statement of Beneficial Ownership filed jointly on Schedule 13D on April 1, 2009.

(6)	The address of Blackrock, Inc. is 40 East 52nd Street, New York, New York 10022. This information is based on Statement of Beneficial Ownership filed on Schedule 13G by Blackrock, Inc. on February 10, 2009.

(7)	Includes AXA Assurances I.A.R.D. Mutuelle and AXA Assurances Vie Mutuelle at 26, rue Drouot, 75009 Paris, France; AXA at 25, avenue Matignon, 75008 Paris, France, and AXA Financial, Inc. at 1290 Avenue of the Americas, New York, New York 10104. This information is based on Statement of Beneficial Ownership filed jointly on Schedule 13G on February 13, 2009.

(8)	The director or executive officer, as applicable, is entitled to exchange its common membership units in Holdings II for, at the Company’s option, shares of the Company’s common stock on a one-for-one basis (as adjusted to account for stock splits, recapitalizations or similar events) or cash, or a combination of both stock and cash. The percentage of ownership indicated includes the underlying shares in the instance where the director or executive officer, as applicable, exchanges such units for shares of common stock. The units in Holdings II were granted to the director or executive officer, as applicable, prior to the initial public offering of the Company.

(9)	The percentage ownership indicated excludes exchanges of membership units in Holdings II and is based solely on issued and outstanding shares of RHI Entertainment, Inc. common stock.

Board of Directors

Set forth below is the biographical information for our directors who are not standing for election at the 2009 Annual Meeting.

Directors Continuing in Office With Terms Expiring at the 2010 Annual Meeting

Thomas M. Hudgins, age 69, has been a director of the Company since June 2008. Mr. Hudgins retired from Ernst & Young in 2002 after a thirty-five year career with the accounting firm. As one of Ernst & Young’s partners, Mr. Hudgins served multi-national client companies and held numerous management positions at the firm. From 1993 to 1998, he served as office managing partner of Ernst & Young’s New York office. Mr. Hudgins also was a member of Ernst & Young’s international executive committee for its global financial services practice. Mr. Hudgins served on the Aurora Foods, Inc.’s Board from 2003 to 2004 and is currently a member of the Board for Foamex International Inc., a publicly listed company. Mr. Hudgins also serves on Foamex’s audit committee.

J. Daniel Sullivan, age 58, has been a director of the Company since August 2008. Mr. Sullivan was recently named the Chief Executive Officer of Titan Broadcast Management. He is also currently a member of the Board of Media General, Inc., a provider of local news, information and entertainment over multiple media platforms. Additionally, Mr. Sullivan has been a private investor and consultant specializing in advising various equity funds on media investments since 2004. Prior to that, he served as President & Chief Executive Officer of Quorum Broadcasting Company, Inc. from 1998 to 2004. Mr. Sullivan also served as President & Chief Executive Officer of Sullivan Broadcasting Company, Inc. from 1996 to 1998.

Directors Continuing in Office With Terms Expiring at the 2011 Annual Meeting

Robert A. Halmi, Jr., age 52, has served as a director of RHI since August 2007 and has served as President & Chief Executive Officer of RHI and its predecessor companies for over fifteen years. In 1992, Mr. Halmi became President of RHI Entertainment, Inc., a publicly traded entertainment company founded by his father, Robert Halmi, Sr. In 1994, RHI was acquired by Hallmark Cards and Mr. Halmi became President, Chief Executive Officer and a director of Hallmark Entertainment. During his tenure at Hallmark Entertainment, Mr. Halmi also served as non-executive chairman of Crown Media, from May 2000 until the end of 2004. He continued his role as President & Chief Executive Officer of Hallmark Entertainment until January 2006, when he, along with members of senior management and affiliates of Kelso, acquired the company and re-launched it as RHI Entertainment, LLC. Mr. Halmi received a Bachelor of Arts degree from Syracuse University.

Michael B. Goldberg, age 62, has served as director of RHI since August 2007. He joined Kelso in 1991 as a Managing Director. Prior to joining Kelso, he spent two years as a Managing Director and co-head of the mergers and acquisitions department at The First Boston Corporation. From 1977 to 1988, Mr. Goldberg practiced corporate law in the mergers and acquisitions group of Skadden, Arps, Slate, Meagher & Flom. He was an associate at Cravath, Swaine & Moore from 1972 to 1977. Mr. Goldberg received a Bachelor of Science degree in Business Administration (Finance) with high honors from the University of Florida and a Juris Doctorate from the University of Virginia, where he was a member of the Order of the Coif and the Law Review. Mr. Goldberg is currently a director of Buckeye GP LLC, Buckeye Partners, L.P. and Hilite International, Inc.

Jeff Sagansky, age 57, has served as Chairman of the Board of RHI since February 2009. He has a career encompassing over 30 years as an investor and executive in the film, television and digital media business. He serves as Chairman of Elmtree Partners, a private casino development company and Chairman of Winchester Film Capital, a private motion picture financing company. From 2007 to February 2009, he served as Co-Chairman of the Board of Peace Arch Entertainment Group, Inc. (“Peace Arch”) and he served as the interim Chief Executive Officer of Peace Arch from November 2007 to July 2008. From 2002 to 2003, he was Vice Chairman of Paxson Communications. From 1998 to 2002, Mr. Sagansky served as CEO of Paxson Communications. He is currently a director of Scripps Networks Interactive, Inc. and serves on its audit committee and corporate governance committee. Mr. Sagansky earned a Bachelor of Arts from Harvard College and a Masters in Business from Harvard Business School.

Management

Set forth below is information regarding the current executive officers of the Company.

Name	Age	Position

Robert A. Halmi, Jr.	52	President, Chief Executive Officer & Director
Peter N. von Gal	51	Chief Operating Officer
William J. Aliber	47	Chief Financial Officer
Joel E. Denton	45	President, Production & Distribution
Henry S. Hoberman	48	Executive Vice President, General Counsel & Secretary

Robert Halmi, Jr.’s biographical information is provided above under the heading “Board of Directors.”

Peter N. von Gal.  Peter von Gal joined RHI’s predecessor company, Hallmark Entertainment, in 1994 and has served as Chief Operating Officer since 1996. Prior to joining Hallmark Entertainment, he was Vice President-Director of Sales & Marketing at the Univision Television Network from 1988 to 1994. Mr. von Gal received a Bachelor of Science degree in Economics and Business Administration from Wagner College.

William J. Aliber.  William Aliber has served as RHI’s Chief Financial Officer since he joined the Company in 2006. Prior to his tenure at RHI Inc., Mr. Aliber served as Executive Vice President & Chief Financial Officer of Crown Media since May 2000. Before his employment at Crown Media, Mr. Aliber was Executive Vice President & Chief Financial Officer of Crown Media International and Vice President & Chief Financial Officer of Hallmark Entertainment. Mr. Aliber also served as Director of Corporate Finance for Hallmark Cards from 1995-1996. Mr. Aliber holds a Masters of Business Administration degree from the University of Chicago and a Bachelor of Arts degree from Brown University.

Joel E. Denton.  Joel Denton joined RHI’s predecessor company, Hallmark Entertainment, in 1995 and has served as President of Production & Distribution since 2002. Prior to joining Hallmark Entertainment, Mr. Denton spent five years at ITEL, a joint venture between Time Warner, Inc. and MAI (now United News and Media plc). Mr. Denton received a Bachelor of Arts degree from Warwick University.

Henry S. Hoberman.  Henry Hoberman joined RHI in February 2008 as Executive Vice President and General Counsel and was appointed Secretary shortly thereafter. Prior to joining RHI Inc., he was Senior Vice President at ABC, Inc./The Walt Disney Company, serving in various positions of increasing responsibility from 1998 to 2008. He was a Partner in the Media and Communications Group of Baker & Hostetler LLP from 1992 to 1998 and an Assistant United States Attorney for the District of Columbia from 1989 to 1992. Mr. Hoberman holds a Juris Doctorate from University of Pennsylvania Law School and a Bachelor of Arts degree in English Literature from the University of Pennsylvania.

Corporate Governance

Board Independence

The Corporate Governance and Nominating Committee reviews on a regular basis the relationships that each director has with the Company either directly or as a partner, member, stockholder, director or officer of an entity or organization that has a relationship with the Company and makes recommendations to the Board about the independence of each director.

The Board currently consists of seven members. The Board has determined that Messrs. Givens, Sullivan and Hudgins qualify as independent directors under the applicable rules promulgated by the SEC, and the NASDAQ listing requirements. In making its independence determinations, the Board reviewed information regarding transactions and relationships provided by the director, Company records and publicly available information. None of the independent directors have a relationship with the Company other than as a director and/or a stockholder.

Rules promulgated by the SEC and NASDAQ listing requirements require that the majority of our Board must be independent prior to the one year anniversary of our initial public offering (the “IPO”). We expect to nominate and elect an additional independent director, and expect one of our non-independent directors to resign, prior to the one year anniversary of our initial public offering.

Board Meetings

The Board met three times in 2008, and all incumbent directors participated in more than 75 percent of the total number of meetings of the Board and committees on which they served, except for Mr. Sagansky, who was appointed to the Board on February 9, 2009. The independent directors met in executive session for a total of two times in 2008.

Corporate Governance Guidelines and Codes of Conduct and Ethics

The Board has adopted Corporate Governance Guidelines to assist the Board in the exercise of its responsibilities. Since September 2007, the Company has had a Code of Business Conduct and Ethics (the “Code of Ethics”) that applies to all directors, management, officers and employees of the Company. The Corporate Governance Guidelines and the Code of Ethics are posted on the Company’s website at www.rhitv.com — Investor Relations — Corporate Governance and can also be obtained in print by request from the Company using the contact details below.

Policy on Attending the Annual Meeting

Under the Corporate Governance Guidelines, the Company’s policy is for directors to attend the Annual Meeting of Stockholders. We expect all directors to attend the 2009 Annual Meeting.

Communicating with the Board

Any stockholder or other interested party who desires to communicate with the Board, the independent directors, or the non-management directors regarding the Company can do so by writing to such person(s) at the following address:

Board/Independent Directors/Non-Management Directors
c/o Executive Vice President, General Counsel & Secretary
RHI Entertainment, Inc.
1325 Avenue of the Americas, 21st Floor
New York, New York 10019
Phone: 212-977-9001
Fax: 212-261-9110

Communications with the Board, the independent directors or the non-management directors are screened and can be sent anonymously. Such communications will be distributed to the specific Director(s) requested by the shareholder or, if generally to the Board, to other members of the Board as may be appropriate depending on the material outlined in the shareholder communication.

Committees of the Board

Audit Committee

There are three standing committees of the Board: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The Board maintains charters for each of its standing committees, which are available on our website www.rhitv.com — Investor Relations — Corporate Governance and can also be obtained in print from the Company upon request using the contact details above. The Board has determined that all members of the Audit Committee and the Nominating and Corporate Governance Committee qualify as independent directors as required by the applicable rules promulgated by the SEC, and by the NASDAQ listing requirements. The Compensation Committee currently has four members serving, one of whom does not qualify as an independent director (Mr. Frank J. Loverro). Pursuant to applicable rules promulgated by the SEC, and NASDAQ listing requirements, the Compensation Committee must be comprised of all independent directors prior to the one year anniversary of our initial public offering. Therefore, we expect Mr. Loverro to resign from the Compensation Committee prior to such one year anniversary.

The Audit Committee appoints, in its sole discretion, the Company’s independent auditors and is responsible for the compensation, retention and oversight of the work of the independent auditors and for any special assignments given to such auditors. The Audit Committee also reviews the annual audit and its scope, including the independent auditor’s letter of comments and management’s responses thereto; approves any non-audit services provided to the Company by its independent auditors; reviews possible violations of the Company’s business ethics and conflicts of interest policies; reviews any major accounting changes made or contemplated; and reviews the effectiveness and efficiency of the Company’s internal audit staff. In addition, the Audit Committee confirms that no restrictions have been imposed by Company personnel on the scope of the independent auditors’ examinations. The Audit Committee is also responsible for the review and approval of related party transactions.

Members of the Audit Committee are Messrs. Hudgins (Chairman), Sullivan and Givens. Each member is “independent” as defined in, and is qualified to serve on the committee under, applicable rules promulgated by the SEC, and by the NASDAQ listing requirements. Each member is financially literate and possesses accounting or related financial management expertise, and Messrs. Hudgins has been determined by the Board to qualify as an “audit committee financial expert” as defined by the SEC.

The Audit Committee met three times in 2008. The Audit Committee can be contacted regarding accounting, internal accounting controls or other auditing matters as follows:

The Audit Committee
c/o Executive Vice President, General Counsel & Secretary
RHI Entertainment, Inc.
1325 Avenue of the Americas, 21st Floor
New York, New York 10019
Phone: 212-977-9001
Fax: 212-261-9110

Nominating Committee

The Nominating and Corporate Governance Committee identifies and recommends individuals qualified to serve as members of the Board and assists the Board in reviewing the composition of the Board and its committees, monitoring a process to assess Board effectiveness and developing and implementing the Company’s Corporate Governance Guidelines. Members of the Nominating and Corporate Governance Committee are Messrs. Hudgins, Givens and Sullivan. The Committee did not have a formal meeting in 2008.

Prior to the appointment of Mr. Jeff Sagansky as Chairman of the Board in February 2009, the Nominating and Corporate Governance Committee had evaluated Mr. Sagansky as a potential member of the Board. Having found that Mr. Sagansky had the necessary skills, experiences and qualifications to fulfill the duties as Chairman of the Board, the Committee recommended that he be appointed a member of the Board, and the Board subsequently appointed Mr. Sagansky to the third class of the Board. The Board has determined that Mr. Sagansky is not “independent” under the applicable rules promulgated by the SEC, and by the NASDAQ listing requirements.

The Committee has reviewed and recommended that Messrs. Givens and Loverro be nominated for reelection by the stockholders at the 2009 Annual Meeting. The Board has determined that Mr. Givens is “independent” under the applicable rules promulgated by the SEC, and by the NASDAQ listing requirements. The Board has determined that Mr. Loverro is not “independent” under the applicable rules promulgated by the SEC, and by the NASDAQ listing requirements.

The Nominating and Corporate Governance Committee believes that nominees for election to the Board must possess certain minimum qualifications and attributes. Qualifications of director candidates that are considered by the Nominating and Corporate Governance Committee include an attained position of leadership in the candidates’ area of expertise, business and financial experience relevant to the Company, possession of demonstrated sound business judgment, expertise relevant to the Company’s lines of business, independence from management, the ability to serve on standing committees and the ability to serve the interests of all stockholders. The Nominating and Corporate Governance Committee also takes into consideration the needs of the Board and the qualifications of the candidate.

The Nominating and Corporate Governance Committee identifies potential director nominees by asking current directors and executive officers to notify the Committee if they become aware of persons meeting the criteria described above, who have had a change in circumstances that might make them available to serve on the Board. The Nominating and Corporate Governance Committee also, from time to time, engages firms that specialize in identifying director candidates. As described below, the Nominating and Corporate Governance Committee will also consider candidates recommended by stockholders. Once a person has been identified by the Nominating and Corporate Governance Committee as a potential candidate, the Committee collects and reviews publicly available information regarding the person to determine whether further consideration should be given to the person’s candidacy. If the Nominating and Corporate Governance Committee determines the candidate warrants further consideration, the Chairman or another member of the Committee will contact such person. Generally, if the person expresses a willingness to be considered and serve on the Board, the Nominating and Corporate Governance Committee requests information from the candidate, reviews the person’s accomplishments and qualifications, including in light of the qualifications of any other candidates the Committee might be considering, and conducts one or more interviews with the candidate. In certain instances, Committee members may contact one or more referees provided by the candidate or may contact other members of the business community or other persons that may have first-hand knowledge of the candidate’s accomplishments.

The Nominating and Corporate Governance Committee will consider suggestions from stockholders for nominees for election as directors at the Company’s Annual Meetings of Stockholders on the same terms as nominees selected by the Committee. Stockholder suggestions must be received by the Committee sufficiently in advance of the Company’s Annual Meeting to permit the Committee to complete its review in a timely fashion and must include the information set forth in Article II, Section 2.09 of the Bylaws of the Company.

The Nominating and Corporate Governance Committee can be contacted as follows:

The Nominating and Corporate Governance Committee
c/o Executive Vice President, General Counsel & Secretary
RHI Entertainment, Inc.
1325 Avenue of the Americas, 21st Floor
New York, New York 10019
Phone: 212-977-9001
Fax: 212-261-9110

Compensation Committee

Duties, Procedures and Policies

The Compensation Committee advises the Board with respect to the compensation to be paid to the directors and executive officers of the Company and is responsible for both advising the Board with respect to the terms of contracts to be entered into with the senior executives of the Company and approving such contracts. The Compensation Committee also reviews and discusses with management the Company’s Compensation Discussion and Analysis (“CD&A”) included herein. Members of the Compensation Committee are Messrs. Sullivan (Chairman), Givens, Hudgins and Loverro. The Compensation Committee met four times in 2008.

The Compensation Committee is responsible for an annual review of the Company’s executive compensation plans in light of the Company’s goals and objectives with such plans; to evaluate annually the performance of the Chief Executive Officer in light of the goals and objectives of the Company’s executive compensation plans and together with the other independent directors, determine and approve the Chief Executive Officer’s compensation level based on this evaluation; to evaluate annually the performance of the other executive officers of the Company in light of the goals and objectives of the Company’s executive compensation plans and make recommendations to the Board with respect to the compensation of such other executive officers; to evaluate annually the appropriate level of compensation for Board and committee service by non-employee directors; to review and approve any severance or termination arrangements to be made with any executive officer of the Company; to review perquisites or other personal benefits to the Company’s executive officers and directors and recommend any changes to the Board; to review and discuss with management the Company’s Compensation, Discussion & Analysis (the “CD&A”), and based on that review and discussion, to recommend to the Board that the CD&A be included in the Company’s annual proxy statement or annual report on Form 10-K; to prepare the Compensation Committee Report for inclusion in the annual proxy statement or annual report on Form 10-K; and to review the description of the Compensation Committee’s process and procedures for the consideration and determination of executive officer and director compensation to be included in the Company’s annual proxy statement.

The Compensation Committee may form subcommittees for any purpose it deems appropriate and may delegate to any subcommittee such power and authority as it deems appropriate provided that no subcommittee shall consist of fewer than two members and that the Compensation Committee shall not delegate any power or authority required by any law, regulation or listing standard to be exercised by the Compensation Committee as a whole. We have a standing Award Subcommittee comprised of individuals who are intended to be outside directors within the meaning of Rule 162(m) of the Code. Under the Incentive Award Plan (and, if approved by the shareholders, the Amended and Restated Incentive Award Plan), the Compensation Committee may, to the extent that any such action will not prevent the Incentive Award Plan from complying with rules and regulations, delegate any of its authority thereunder to such persons as it deems appropriate.

The General Counsel of the Company generally acts as Secretary of the Compensation Committee.

The Compensation Committee can be contacted as follows:
The Compensation Committee
c/o Executive Vice President, General Counsel & Secretary
RHI Entertainment, Inc.
1325 Avenue of the Americas, 21st Floor
New York, New York 10019
Phone: 212-977-9001
Fax: 212-261-9110

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is comprised exclusively of directors who have never been employed by the Company. Except for Mr. Loverro, the Compensation Committee is comprised of directors who are “independent” under the applicable rules promulgated by the SEC, and by the NASDAQ listing requirements. Mr. Loverro is a Managing Director of Kelso and currently serves on the Compensation Committee. For a summary of the Company’s transactions with Kelso, see “Relationships and Certain Related Transactions — Transactions with Kelso.” No executive officer of the Company served as a member of the Compensation Committee of another entity, one of whose executive officers served on the Company’s Compensation Committee. No executive officer of the Company served as a director of another entity, one of whose executive officers either served on the Compensation Committee of such entity or served as a director of the Company.

Compensation Committee Report1

The Compensation Committee has reviewed and discussed with management the Company’s Compensation Discussion and Analysis, and based on such review and discussions, has recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s 2009 Annual Meeting Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K.

J. Daniel Sullivan, Chairman
Russel H. Givens, Jr.
Thomas M. Hudgins
Frank J. Loverro

1 The material in this report is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, whether made on, before, or after the date of this Proxy Statement and irrespective of any general incorporation language in such filing.

Compensation Discussion and Analysis

Compensation Philosophy

The objective of our executive compensation program is to advance our equity holders’ interests by attracting, motivating and retaining executives of the highest caliber and by aligning our executives’ interests with those of our equity holders. Our program is designed to reward performance and dedication, and to hold executives accountable for individual and company wide results.

The compensation of our executives is determined by our Compensation Committee. Our Compensation Committee is comprised of four directors, three of which are deemed “independent” under the applicable rules promulgated by the SEC, and NASDAQ listing requirements, and one of which is not deemed to be “independent.” We expect the non-independent director, Mr. Frank J. Loverro, to resign from the Compensation Committee prior to the one year anniversary of the Company’s initial public offering.

The Board participates in regular reviews of our business operations, priorities and strategies. Those reviews are presented by our executive officers. This review process gives the committee members frequent interaction with and open access to executive officers, and provides many opportunities to ask questions and assess executive performance. In 2008, our Chief Executive Officer was invited to attend most meetings of the Compensation Committee and to offer recommendations on the compensation of other executives, but he did not vote in the committee’s determinations. In 2009, we expect that our Chief Executive Officer and our non-executive Chairman of our Board will share the responsibility for offering recommendations for the compensation of other executives, but that the Compensation Committee will continue to ultimately make compensation determinations with respect to our NEOs.

We do not have a strict policy for allocating between either (i) long-term or currently paid out compensation or (ii) cash and non-cash compensation. We strive to create an appropriate mix of compensation that rewards and motivates yearly and long-term performance by making the elements of compensation payable bi-weekly (salary), annually (annual performance bonuses) and over many years (equity awards with long-term vesting schedules). We feel that no single element achieves our compensation objectives, and that no single mix of the elements would be optimal for all of the NEOs, as defined in Regulation S-K section 402(a)(3), as a group. Allocations are thus made on a case-by-case basis.

In principle, we believe that:

•	annual base salaries should be competitive with the marketplace;

•	the combination of variable annual compensation and long-term incentive compensation should stress the achievement of short-term and long-term performance objectives and should provide the opportunity to earn more than the marketplace average for above average performance;

•	long-term incentive compensation opportunities should be targeted at levels that are competitive with the marketplace;

•	equity ownership by the members of our executive management team should be encouraged in order to align the short-term and long-term interests of our executive officers with those of the holders of our equity; and

•	the material terms of NEO compensation should be set forth in employment agreements of limited duration that contain non-compete and other restrictive covenants that apply following the executive’s termination of employment.

Elements of Executive Compensation

Our executive compensation program consists of the following key elements: annual base salary, an annual bonus, and long-term equity-based awards, as well as certain perquisites and other benefits, including employer contributions to tax-qualified defined contribution retirement plans.

We believe that this approach best serves our interests and the interests of our equity holders. It enables us to meet the requirements of the highly competitive environment in which we operate while ensuring that our executive officers are compensated in a way that advances both the short-term and long-term interests of the holders of our equity. The annual bonus permits individual performance to be recognized and is based, in significant part, on an evaluation of the contribution made by the executive to our overall performance. Long-term equity-based awards relate a significant portion of long-term remuneration directly to appreciation in the value of our equity. This type of compensation is intended to align the interests of management with those of the holders of our equity and further serves to promote an executive’s continued service to the organization.

In setting our executives’ compensation, we consider what is appropriate given the executives’ responsibilities and contributions to the company, as well as competition in the marketplace for such executives’ services.

Base Salary

We determine base salaries for our executive officers based on each executive’s position level, taking into account each executive’s contributions to the company and the compensation level required to retain the executive. Base salaries are intended to be competitive within the marketplace. It is our philosophy that total compensation should be weighted less towards fixed compensation and more towards variable performance-based compensation. We intend to continue this practice of emphasizing variable compensation opportunities that stress performance over fixed compensation.

Annual Bonus

Our executive officers are eligible to receive annual bonuses at the discretion of the Compensation Committee. These bonuses may be awarded pursuant to our Senior Executive Bonus Plan, which was approved by our Board on June 17, 2008, prior to the Company’s initial public offering. In determining the amount of each bonus, the Compensation Committee reviews the performance and contributions of the executive and our overall performance. During fiscal year 2008, none of the NEOs other than Joel Denton were awarded an annual cash bonus by the Compensation Committee, as discussed in the Summary Compensation Table.

KRH Compensation

Each of our NEOs was awarded long-term equity incentive compensation awards in the form of profits interests in KRH, referred to as “Value Units” in this proxy statement, which entitle the executives to share in the future profits of the business. In addition, following the distribution by KRH to its members of all of their unreturned invested capital in KRH, Mr. Halmi is entitled to receive a priority distribution from KRH in an amount equal to $3.5 million. Effective February 9, 2009, Mr. Halmi forfeited his rights to the Value Units in exchange for a right to additional priority distributions from KRH in an amount equal to $1.5 million plus a percentage of KRH’s profits.

The Value Units dilute only the interests of owners of KRH, and will not dilute direct holders of our common stock. However, our statement of operations reflects non-cash charges for compensation related to the Value Units. Value Units are described in further detail in the Narrative Disclosure to Grants of Plan-Based Awards Table.”

Incentive Award Plan

The Compensation Committee may grant equity compensation awards to our NEOs and other employees, directors and consultants pursuant to our Incentive Award Plan, which was approved by the Board on June 17, 2008, prior to the Company’s initial public offering.

The Incentive Award Plan provides for a variety of equity-based compensation awards, including non-qualified stock options, or “NSOs”, incentive stock options, or “ISOs” (within the meaning of Section 422 of the Code), stock appreciation rights, restricted stock awards, restricted stock unit awards, deferred stock awards, dividend equivalents, performance share awards, performance-based awards, stock payment awards, or other stock-based awards.

Each of Mr. von Gal, Mr. Aliber, Mr. Denton and Mr. Hoberman was granted non-qualified stock options and restricted stock units (“RSUs”) in 2008 under the Incentive Award Plan in an effort to tie a portion of their compensation to corporate performance and Company equity value. The options were granted to each NEO on November 19, 2008, and the exercise price per share subject to these options is $3.54. The RSUs were granted to each NEO on December 10, 2008. For each NEO, the options and the RSUs will vest with respect to 33 1/3% of the shares of stock subject to the award on each of the first three anniversaries of the grant date, subject to each NEO’s continued employment through the applicable vesting date. Upon a change in control, all options become fully vested and exercisable, and all RSUs become fully vested and nonforfeitable, immediately prior to the change in control.

We have no minimum stock ownership guidelines, but believe our long-term incentive program helps align our executives’ interests with the interests of our shareholders.

Perquisites and Other Benefits

Our NEOs receive company-paid life, disability and business travel insurance coverage and are entitled to participate in and receive employer contributions to our 401(k) plan. We currently make matching contributions to the 401(k) Plan on behalf of eligible employees equal to 50% of each participant’s contributions (subject to applicable legal limits). At the end of each plan year, we may make an additional and discretionary matching contribution to the 401(k) Plan on behalf of eligible employees. For more information on employer contributions to our tax-qualified defined contribution retirement plans, see the Summary Compensation Table and its notes. The Company also pays the full premiums for supplemental life and disability insurance for each NEO, except Mr. Denton, which is reported as taxable income. Pursuant to UK regulations and the terms of the group plans he participates in, Mr. Denton’s premiums are not considered taxable income.

Our NEOs are eligible to participate in the same benefit plans provided to our other salaried employees, including health and welfare plans.

Other Tax and Accounting Considerations

Section 162(m) limits the U.S. federal income tax deductibility of non-“performance-based” compensation payments in excess of $1 million paid to a named executive officer in any one year. We intend to administer compensation plans in compliance with the provisions of Section 162(m) where feasible and where consistent with our compensation philosophy.

Section 409A of the Code imposes significant additional taxes and interest on underpayments of taxes in the event an executive defers compensation under a plan that does not meet the requirements of Section 409A. We have generally structured our programs and individual arrangements in a manner intended to comply with the requirements of Section 409A.

We have adopted the fair value recognition provisions of Statement of Financial Accounting Standards No. 123R, “Share-Based Payment,” (“SFAS No. 123R”). Under the fair value recognition provisions of SFAS No. 123R, we recognize stock-based compensation based on the fair value at the grant date net of an estimated forfeiture rate and only recognize compensation expense for those shares expected to vest over the requisite service period of the award.

Summary Compensation Table

The following table sets forth summary information concerning certain compensation awarded to, paid to, or earned by, our NEOs for all services rendered in all capacities to the Company and its subsidiaries for fiscal years ended December 31, 2008, 2007 and 2006.

				(e)	(f)	(i)
		(c)	(d)	Stock	Option	All Other
(a)	(b)	Salary	Bonus(1)	Awards	Awards	Compensation	(j)
Name and Principal Position	Year	($)	($)	($)(2)	($)(3)(4)	($)(5)	Total ($)

Robert Halmi, Jr.	2008	2,202,981	23,172	—	1,939,750	74,777	4,240,680
Chief Executive Officer	2007	2,098,462	50,206	—	1,939,750	68,316	4,156,734
	2006	2,013,388	48, 536	—	4,322,516	66,513	6,450,953
Peter von Gal	2008	1,376,863	17,136	3,132	6,023	84,614	1,487,768
Chief Operating Officer	2007	1,311,539	437,128	—	—	89,634	1,838,301
	2006	1,246,309	51,245	—	—	99,206	1,396,760
William Aliber	2008	813,077	12,816	2,871	5,521	31,042	865,327
Chief Financial Officer	2007	763,462	373, 176	—	—	38,534	1,175,172
	2006	201,923	309,046	—	—	94	511,063
Joel Denton(6)	2008	836,069	119,341	2,088	4,015	81,558	1,043,071
President, Production	2007	1,089,648	361,758	—	—	366,035	1,817,441
& Distribution	2006	1,036,271	324,677	—	—	99,982	1,460,930
Henry Hoberman(7)	2008	562,500	342,593	1,697	3,262	32,180	942,232
EVP, General Counsel	2007	—	—	—	—	—	—
& Secretary	2006	—	—	—	—	—	—

(1)	During fiscal year 2008, none of the NEOs other than Joel Denton were awarded an annual cash bonus by the Compensation Committee. Bonus amounts for 2008 include “make whole” payments made to Mr. Halmi, Mr. von Gal, Mr. Aliber and Mr. Hoberman for certain benefits, such as participation in a flexible spending accounts, which they were unable to participate in as a result of their status as a partner in KRH prior to the Company’s initial public offering. In February 2008, Mr. Hoberman was paid a one-time signing bonus of $300,000 pursuant to the terms of his employment agreement.

(2)	The amounts reported reflect the aggregate dollar amounts of expense associated with restricted stock unit awards recognized for financial statement reporting purposes with respect to the year ended December 31, 2008 (disregarding any estimate of forfeitures related to service-based vesting conditions), and are calculated in accordance with the provision of SFAS No. 123R. For each of the restricted stock awards, fair market value is calculated using the closing price on the grant date multiplied by the number of shares.

No restricted stock unit awards granted to NEOs were forfeited during the year ended December 31, 2008. For a discussion of the assumptions and methodologies used to calculate these amounts, please see the discussion of share-based compensation set forth in Note 13 to the Company’s Audited Consolidated Financial Statements. The value of awards granted to the NEOs in 2008 is reflected on the 2008 Grants of Plan-Based Awards table below.

(3)	Regarding Mr. Halmi’s compensation, the amounts reported reflect the aggregate dollar amounts recognized for the KRH Class B Unit and Value Unit awards (as discussed below) for financial statement reporting purposes with respect to the years ended December 31, 2008, 2007 and 2006. The Class B Units and the Value Units are obligations of KRH and are not payable by RHI Entertainment, Inc. These profits interests dilute only the interests of owners of KRH, and will not dilute direct holders of our common stock. However, our statement of operations reflects non-cash charges for compensation related to the profits interests.

No Class B Units and Value Units granted to NEOs were forfeited during the year ended December 31, 2008. For a discussion of the assumptions and methodologies used to value the Class B Units and Value Units, please see the discussion of share-based compensation set forth in Note 13 to the consolidated financial statements included in our 2008 Annual Report on Form 10-K. For additional information about the Class B Units and Value Units granted to our NEOs for the year ended December 31, 2007, and previous years, please see the discussion under “Summary of Class B Units and Value Units” below. For a discussion of the assumptions and methodologies used to calculate the value of the 2,800,000 Class B Units issued to Mr. Halmi during fiscal year 2006, please see the discussion of share-based compensation set forth in Note 13 to the Company’s Audited Consolidated Financial Statements.

(4)	For all NEOs except Mr. Halmi, the amounts reported reflect the aggregate dollar amounts of expense associated with stock option awards recognized for financial statement reporting purposes with respect to the year ended December 31, 2008 (disregarding any estimate of forfeitures related to service-based vesting conditions), and are calculated in accordance with the provision of SFAS No. 123R.

No stock option awards granted to NEOs were forfeited during the year ended December 31, 2008. For a discussion of the assumptions and methodologies used to calculate these amounts, please see the discussion of share-based compensation set forth in Note 13 to the consolidated financial statements included in our 2008 Annual Report on Form 10-K. The value of awards granted to the NEOs in 2008 are reflected on the 2008 Grants of Plan-Based Awards table below.

(5)	The components of “All Other Compensation” for 2008 in the table above are detailed in the “All other compensation table” set forth below.

(6)	Mr. Denton’s total compensation is paid to him in British Pounds. Mr. Denton’s 2008 compensation was converted using a rate of 1.4437 US$ per £, the conversion rate on December 30, 2008. Mr. Denton’s 2007 compensation was converted using a rate of 1.9843 US$ per £, the conversion rate on December 31, 2007. Mr. Denton’s 2006 compensation was converted using a rate of 1.95985 US$ per £, the conversion rate on December 29, 2006.

(7)	Mr. Hoberman became Executive Vice President and General Counsel of RHI on February 25, 2008 and he was appointed Secretary of RHI shortly thereafter.

All other compensation

							Business	Total
	401(k)	Pension	Life	Disability	Automobile		Travel	All Other
	Match	Contribution	Insurance	Insurance	Allowance	Parking	Insurance	Compensation
Name	($)	($)(a)	($)	($)	($)	($)	($)	($)

Robert Halmi, Jr.	—	—	29,619	39,765	—	5,160	233	74,777
Chief Executive Officer
Peter von Gal	7,750	—	26,498	44,973	—	5,160	233	84,614
Chief Operating Officer
William Aliber	7,750	—	11,225	11,834	—	—	233	31,042
Chief Financial Officer
Joel Denton(b)	—	58,614	3,582	5,647	13,715	—	—	81,558
President, Production & Distribution
Henry Hoberman	5,508	—	9,021	13,079	—	4,339	233	32,180
Executive Vice President, General Counsel & Secretary

(a)	The company contributes to an individually owned executive pension plan maintained for Mr. Denton’s benefit which is governed by U.K. law.

(b)	Mr. Denton’s “All Other Compensation” was paid in British Pounds. These amounts were converted using a rate of 1.4437 US$ per £, the closing rate on December 30, 2008.

Grants of Plan-Based Awards

The following table sets forth summary information concerning profit interest awards in KRH (the “Value Units” and “Class B Units”) and RHI stock options and restricted stock units granted to our NEOs during fiscal year ended December 31, 2008:

				(d)	(e)
				Estimated	All Other
				Future	Option	(f)
				Payouts	Awards:	Exercise	(g)
				Under Equity	Number of	or Base	Grant Date
				Incentive	Securities	Price of	Fair Value
			(c)(ii)	Plan	Underlying	Option	of Stock
(a)	(b)	(c)(i)	Approval	Awards(1)	Options (#)	Awards	Option and
Name	Award Type	Grant Date	Date	Target (#)	(2)(5)(6)	($/Sh)	Awards(3)($)

Robert Halmi, Jr.(4)	—	—	—	—	—	—	—
Peter von Gal	Stock Options	11/19/08	11/19/08	99,384	—	3.54	157,027
	RSUs	12/10/08	11/19/08	33,128	—	—	163,321
William Aliber	Stock Options	11/19/08	11/19/08	91,102	—	3.54	143,941
	RSUs	12/10/08	11/19/08	30,367	—	—	149,709
	Value Units	05/02/08	05/02/08	—	50	—	n/a
Joel Denton	Stock Options	11/19/08	11/19/08	66,256	—	3.54	104,684
	RSUs	12/10/08	11/19/08	22,085	—	—	108,879
Henry Hoberman	Stock Options	11/19/08	11/19/08	53,833	—	3.54	85,056
	RSUs	12/10/08	11/19/08	17,944	—	—	88,464
	Value Units	05/02/08	05/02/08	—	15	—	n/a

(1)	Consists of a stock option award and a restricted stock unit award issued under the Incentive Award Plan on the dates set forth above. With respect to both the stock option award and the restricted stock unit award, shares vest in equal installments of 1/3 of the shares subject to the award on each of the first three anniversaries of the grant date, subject to continued service.

(2)	Consists of profit interests in KRH Investments, LLC. The vesting schedule of the Value Units for each named executive officer awarded Value Units during fiscal year 2008 is discussed in Notes 5 and 6 below. We note that the Value Units dilute only the interests of owners of KRH, and will not dilute direct holders of the company’s common stock. However, our statement of operations reflects non-cash charges for compensation related to the Value Units granted to Mr. Halmi. Further discussion of the role of Value Units and Class B Units as part of our NEOs’ total compensation is included in the narrative section below.

(3)	The amounts included in the “Grant Date Fair Value of Awards” column are the full grant date fair value of the awards determined in accordance with SFAS No. 123R. The valuation assumptions used in determining such amount are described in Note 13 to the consolidated financial statements included our 2008 Annual Report on Form 10-K.

(4)	Mr. Halmi was not granted any plan-based awards during fiscal year 2008.

(5)	Mr. Aliber was granted 50 Value Units on May 2, 2008. These Value Units will only become vested if Mr. Aliber remains employed by us through the date of a KRH liquidity event.

(6)	Mr. Hoberman was granted 15 Value Units on May 2, 2008. Subject to continued service, these Value Units become vested with respect to five Value Units on each of February 25, 2009, and February 25, 2010, and with respect to the remaining five Value Units on February 20, 2011.

Narrative Disclosure to Grants of Plan-Based Awards Table

Summary of Class B Units and Value Units

Certain executives previously received long-term equity incentive compensation awards in the form of profits interests in KRH, referred to as Value Units in this Proxy Statement, which entitle the executives to share in the future profits of the business. As of December 31, 2008, following the distribution by KRH to its members of all of their unreturned invested capital in KRH, Mr. Halmi is entitled to receive a priority distribution from KRH in an amount equal to $3,500,000. Following this priority distribution to Mr. Halmi, our executive officers (along with other members of KRH) are entitled to an economic interest in any appreciation in the value of the assets of KRH as initial investors in KRH (including shares of our common stock owned by KRH when sold) equivalent to distributions from KRH until all members of KRH achieve an internal rate of return equal to 8% of their original investment in KRH (which, in the case of Mr. Halmi, will also include a deemed original investment in KRH of $2.8 million based upon his Class B Units).

Please refer to Current Form 8-K filed with the SEC on February 9, 2009 for certain changes to the distributions from KRH discussed above in connection with the hiring of Jeff Sagansky as Chairman of the Board.

Thereafter, our executive officers, as holders of these Value Units, are entitled to an economic interest in any appreciation in the value of the assets of KRH (including shares of our common stock owned by KRH when sold) equivalent to 25%-35% of all distributions made by KRH to its members based upon the achievement of certain internal rates of return and multiples of money thresholds on the original investment in KRH. The Value Units that entitle our executive officers to receive a proportion of these distributions are owned by our NEOs in the following proportions as of December 31, 2008: Mr. Robert Halmi, Jr. 50%; Mr. Peter von Gal 12.5%; Mr. William Aliber 10%; Mr. Joel Denton 7.5%; and Mr. Henry Hoberman 1.5%.

The Value Units dilute only the interests of owners of KRH, and will not dilute direct holders of the company’s common stock. However, our statement of operations reflects non-cash charges for compensation related to the Value Units.

Summary of Units Held as of December 31, 2008

Name	Class B Units	Value Units

Robert Halmi, Jr.	2,800,000	500	(1)
Peter von Gal	—	125
William Aliber	—	100
Joel Denton	—	75
Henry Hoberman	—	15

(1)	Mr. Halmi forfeited his 500 Value Units, effective on February 9, 2009, in exchange for a right to additional priority distributions from KRH in an amount equal to $1,500,000 plus a percentage of KRH’s profits.

Description of Employment Agreements

We have entered into employment agreements with each of our NEOs. These employment agreements, including the salary, bonus and other material terms of each agreement, are briefly described below. In addition to the terms set forth below, each of the employment agreements of the NEOs (other than Mr. Denton who is not a U.S. taxpayer) provides that, to the extent that delayed commencement of the NEO’s severance payments and benefits is required to avoid the application of the penalty tax under Section 409A of the Code, the severance payments and benefits will be delayed until the earlier of six months after termination or the date of the NEO’s death.

Robert Halmi, Jr.  We entered into an employment agreement with Mr. Halmi effective January 12, 2006, which was subsequently amended and restated effective as of November 8, 2007, to make amendments with respect to Section 409A of the Code, and further amended on December 10, 2008, to make amendments with respect to decreasing Mr. Halmi’s annual base salary and extending the term of his employment. The amended and restated agreement provides that Mr. Halmi will serve as our Chief Executive Officer for an initial term that ends on January 11, 2011, and is subject to annual automatic one year extensions thereafter unless either party provides prior notice of its intention not to renew. This amended and restated employment agreement sets the terms and conditions of Mr. Halmi’s employment. Under this amended and restated agreement, during the period beginning January 12, 2009 and ending January 11, 2010, Mr. Halmi’s annual base pay is $2,065,250, and will increase by 5% per year thereafter on each January 12. Mr. Halmi may also be awarded a bonus at the sole discretion of the Board.

In addition, the agreement provides for the grant of 500 Value Units to Mr. Halmi. Effective February 9, 2009, Mr. Halmi forfeited his rights to these Value Units in exchange for a right to additional priority distributions from KRH in an amount equal to $1,500,000 plus a percentage of KRH’s profits.

The employment agreement provides that in the event that Mr. Halmi’s employment is terminated by us other than for “cause” (as defined in the agreement), or if he resigns with or without “good reason” (as defined in the agreement), he will receive continued payments of base salary through the second anniversary of the date of termination. Mr. Halmi shall also be entitled to continued coverage for himself and his eligible dependents under the company’s group health plans through the second anniversary of the date of termination.

Under the agreement, Mr. Halmi is also subject to a restrictive covenant which prohibits him from soliciting certain of our employees or engaging in any activities which are competitive with our business for a period of two years commencing on his date of termination.

Peter von Gal.  We entered into an employment agreement with Mr. von Gal effective January 12, 2006, which was subsequently amended and restated effective as of November 8, 2007, to make amendments with respect to Section 409A of the Code, and further amended on December 11, 2008, to make amendments with respect to decreasing Mr. von Gal’s annual base salary, modifying the definition of “good reason,” and extending the term of his employment. The agreement provides that Mr. von Gal will serve as our Chief Operating Officer for an initial term that ends on January 11, 2011, and is subject to annual automatic one year extensions thereafter unless either party provides prior notice of its intention not to renew. This employment agreement sets the terms and conditions of Mr. von Gal’s employment. Under this agreement, during the period beginning January 12, 2009, and ending January 11, 2010, Mr. von Gal’s annual base pay is $1,128,125, and will increase by 5% per year thereafter on each January 12. Mr. von Gal may also be awarded an annual bonus at the sole discretion of the Board.

In addition, the agreement provides for the grant of 125 Value Units to Mr. von Gal. These Value Units will only become vested if Mr. von Gal remains employed by us through the date of a KRH liquidity event. The terms of the Value Units are described briefly under “Summary of Class B Units and Value Units” below.

The employment agreement provides that in the event that Mr. von Gal’s employment is terminated by us other than for “cause” (as defined in the agreement), or if he resigns for “good reason” (as defined in the first amendment to the agreement), he will receive continued payments of base salary through the second anniversary of the date of termination. Mr. von Gal shall also be entitled to continued coverage for himself and his eligible dependents under the company’s group health plans through the second anniversary of the date of termination.

Under the agreement, Mr. von Gal is also subject to a restrictive covenant which prohibits him from soliciting certain of our employees or engaging in any activities which are competitive with our business for a period of two years commencing on his date of termination.

William Aliber.  We entered into an employment agreement with Mr. Aliber effective August 23, 2006, which was subsequently amended and restated effective as of November 8, 2007, to make amendments with respect to Section 409A of the Code. The agreement provides that Mr. Aliber will serve as our Chief Financial Officer for an initial term that began October 1, 2006, and ends on September 30, 2009, and is subject to annual automatic one year extensions thereafter unless either party provides prior notice of its intention not to renew. This employment agreement sets the terms and conditions of Mr. Aliber’s employment. Under this agreement, Mr. Aliber’s initial annual base pay is $750,000 per annum, which shall be reviewed for increase not less frequently than annually. The agreement also provided for a one time signing bonus of $250,000, which was paid during 2006. Mr. Aliber may also be awarded an annual bonus at the sole discretion of the Board.

In addition, the agreement provides for the grant of 50 Value Units to Mr. Aliber. These Value Units will only become vested if Mr. Aliber remains employed by us through the date of a liquidity event. The terms of the Value Units are described briefly under “Summary of Class B Units and Value Units” below.

The employment agreement provides that in the event that Mr. Aliber’s employment is terminated by us other than for “cause” (as defined in the agreement), or if he resigns for “good reason” (as defined in the agreement), he will receive continued payments of base salary through the second anniversary of the date of termination. Mr. Aliber shall also be entitled to continued coverage for himself and his eligible dependents under the company’s group health plans through the second anniversary of the date of termination.

Under the agreement, Mr. Aliber is also subject to a restrictive covenant which prohibits him from soliciting certain of our employees or engaging in any activities which are competitive with our business for a period of two years commencing on his date of termination.

Joel Denton.  We entered into an employment agreement with Mr. Denton effective January 12, 2006, which was subsequently amended and restated effective as of March 21, 2007, and further amended and restated effective as of January 12, 2009. The agreement provides that Mr. Denton will serve as our President, Production & Distribution for RHI Entertainment Distribution, LLC, for a term that began on January 12, 2009 and ends on January 11, 2012, continuing thereafter subject to either party giving six months prior notice of intent to terminate. This employment agreement sets the terms and conditions of Mr. Denton’s employment and is subject to the laws and requirements of the United Kingdom. Under the agreement, Mr. Denton’s annual base pay is £603,200 per annum through January 11, 2010, increasing to £627,328 per annum through January 11, 2011, increasing to £652,421 per annum until the end of his term. Mr. Denton may also be awarded a bonus at the discretion of the Board. The agreement also provides for contributions by the company to a personal pension plan governed by the laws of the United Kingdom in an amount equal to 7% of his annual base pay.

The agreement provides that in the event the company terminates Mr. Denton’s employment other than for “cause” (as defined in the agreement), the company shall pay Mr. Denton an amount equal to the amount he would have received under the agreement had his employment continued through the later of January 12, 2012, or the end of six months following such termination. Additionally, in the event the company experiences a “change in control” (as defined in the agreement) and within twelve months following the change in control Mr. Halmi is terminated without cause or resigns for good reason, Mr. Denton shall be entitled to resign within ten days following Mr. Halmi’s termination and receive a severance payment equal to the greater of six months base pay, or the base pay he would have received under the agreement had his employment continued through January 12, 2012.

Under the agreement, Mr. Denton is also subject to a restrictive covenant which prohibits him from soliciting certain of our employees for a period of one year following termination and from engaging in any activities which are competitive with our business for a period of three months commencing on his date of termination.

Henry Hoberman.  We entered into an employment agreement with Mr. Hoberman effective February 25, 2008. The agreement provides that Mr. Hoberman will serve as our Executive Vice President and General Counsel for an initial term that began February 25, 2008 and ends on February 25, 2011, and is subject to annual automatic one year extensions thereafter unless either party provides prior notice of its intention not to renew. This employment agreement sets the terms and conditions of Mr. Hoberman’s employment. Under this agreement, Mr. Hoberman’s annual base pay is $650,000 per annum through February 24, 2009, increasing to a salary of $725,000 per annum beginning February 25, 2009, through February 24, 2010, and increasing to a salary of $800,000 per annum beginning February 25, 2010, through February 24, 2011, the completion of his initial term. The agreement also provided for a one time signing bonus of $300,000, which was paid during 2008. Mr. Hoberman may also be awarded an annual bonus at the sole discretion of the Board.

In addition, the agreement provides for the grant of 15 Value Units to Mr. Hoberman. These Value Units become vested with respect to five Value Units on each of February 25, 2009, and February 25, 2010, and with respect to the remaining five Value Units on February 20, 2011, provided Mr. Hoberman remains employed by us through each such date. The terms of the Value Units are described briefly under “Summary of Class B Units and Value Units” below.

In connection with the completion of our initial public offering, Mr. Hoberman will receive additional cash payments of $333,333 on each of February 25, 2009, February 25, 2010 and February 25, 2011, provided Mr. Hoberman remains employed by RHI through each such date. To the extent the Company pays the initial bonus amount, Mr. Hoberman will also be entitled to an additional “gross-up” payment with respect to $250,000 of the $333,333 sufficient to place him in the same after-tax position as he would have been had he not been subject to any tax liability on the payment of $250,000. Mr. Hoberman, at his option, has the right to be paid these payments in cash or in RHI Inc. stock.

The employment agreement provides that in the event that Mr. Hoberman’s employment is terminated by RHI other than for “cause” (as defined in the agreement), or if he resigns for “good reason” (as defined in the agreement), he will receive continued payments of base salary through the second anniversary of the date of termination. Mr. Hoberman shall also be entitled to continued coverage for himself and his eligible dependents under the company’s group health plans through the second anniversary of the date of termination.

Under the agreement, Mr. Hoberman is also subject to a restrictive covenant which prohibits him from soliciting certain of our employees or engaging in any activities which are competitive with our business for a period of two years commencing on his date of termination.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the outstanding equity awards and Value Units held by our NEOs as of December 31, 2008:

	Option Awards					Stock Awards
							(g)
						(f)	Market
	(b)	(c)				Number	Value of
	Number of	Number of				of Shares	Shares or
	Securities	Securities		(d)		or Units	Units of
	Underlying	Underlying		Option	(e)	of Stock	Stock That
	Unexercised	Unexercised		Exercise	Option	That Have	Have Not
(a)	Options (#)	Options (#) (1)		Price	Expiration	Not	Vested
Name	Exercisable	Unexercisable		($)	Date	Vested (#)(2)	($)(3)

Robert Halmi, Jr
Value Units	—	500	(4)	(5)	(6)	—	—
Peter von Gal
11/19/08 Options	—	99,384		3.54	11/19/18	—	—
Value Units	—	125	(5)	(5)	(6)	—	—
12/10/08 RSUs	—	—		—	—	33,128	268,999
William Aliber
11/19/08 Options	—	91,102		3.54	11/19/18	—	—
Value Units	—	100	(5)	(5)	(6)	—	—
12/10/08 RSUs	—	—		—	—	30,367	246,580
Joel Denton
11/19/08 Options	—	66,256		3.54	11/19/18	—	—
Value Units	—	75	(5)	(5)	(6)	—	—
12/10/08 RSUs	—	—		—	—	22,085	179,330
Henry Hoberman
11/19/08 Options	—	53,833		3.54	11/19/18	—	—
Value Units	—	15	(6)	(5)	(6)	—	—
12/10/08 RSUs	—	—		—	—	17,944	145,705

(1)	Shares of the stock option awards vest over a three-year period in equal increments on each one year anniversary of the grant date, subject to continued service.

(2)	Shares of the restricted stock unit awards vest over a three-year period in equal increments on each one year anniversary of the grant date, subject to continued service.

(3)	The market or payout value of the unvested awards of Value Units is not determinable, because there is no public market for such units. Therefore, such value, if any, has not been included herein. The Value Units represent profits interests in KRH, which will have value only if the value of KRH increases after January 12, 2006 (inception) and certain returns have been realized by KRH. The Value Units are obligations of KRH and are not payable by us. These profits interests dilute only the interests of owners of KRH, and will not dilute direct holders of our common stock. However, our statement of operations reflects non-cash charges for compensation related to the profits interests.

(4)	Mr. Halmi forfeited his 500 Value Units, effective on February 9, 2009, in exchange for a right to receive additional priority distributions from KRH in an amount equal to $1,500,000.

(5)	Value Units have no exercise price, but instead entitle the holder to share in the future profits of the business after other holders of other KRH interests receive a return of invested capital and/or a priority distribution. See the “Summary of Class B Units and Value Units” under the heading Narrative Disclosure to Grants of Plan-Based Awards Table, above.

(6)	Value Units have no expiration date.

(7)	Value Units will only become vested if the executive remains employed by us through the date of a KRH liquidity event.

(8)	Mr. Hoberman was granted 15 Value Units on May 2, 2008. Subject to continued service, these Value Units become vested with respect to five Value Units on each of February 25, 2009, and February 25, 2010, and with respect to the remaining five Value Units on February 20, 2011.

Pension Benefits

None of the NEOs receives any pension benefits.

Non-Qualified Deferred Compensation Table

None of the NEOs participates in any non-qualified deferred compensation plan.

Potential Payments Upon Termination Or Change In Control

Payments Made Upon Any Termination

Pursuant to the terms of each of the NEOs’ employment agreements, in the event of termination of employment for any reason, including death or disability, the named executive officer will be entitled to receive all accrued, but unpaid salary payable through the date of termination, any unused and accrued vacation pay and any accrued amounts or benefits arising from participation in any of the Company’s employee benefit plans. Unvested stock options and restricted stock unit awards for all NEOs are forfeited upon the NEOs termination of employment for any reason.

Payments Made Upon Involuntary Without Cause Termination or Voluntary Termination With Good Reason

In the event of an involuntary termination without cause or a voluntary termination with good reason of a NEO, (or, in the case of Mr. Halmi, in the event of an involuntary termination without cause or voluntary termination for any reason), in addition to the items identified above, the NEO will be entitled to receive the following items paid in accordance with each executive’s employment agreement:

•	continued payments of base salary through the second anniversary of the date of termination; and

•	continued health and welfare benefits for the executive and his eligible dependents through the second anniversary of the date of termination.

“Good reason” generally includes a breach or failure to make a payment under the employment agreement, or a relocation by the Company outside of the New York metropolitan area. Pursuant to his amended and restated employment agreement dated November 8, 2007, however, Mr. Halmi is eligible to receive severance payments if he resigns his employment for any reason (with or without good reason).

Pursuant to the terms of his employment agreement, Mr. Hoberman will receive three additional cash payments of $333,333 on each of February 25, 2009, February 25, 2010, and February 25, 2011, provided Mr. Hoberman remains employed by RHI through each such date, with the Company paying a tax gross-up for the first $250,000 of the first installment. Upon termination without cause or for good reason, (or upon a change in control as discussed below), Mr. Hoberman will also receive any cash bonus amounts payable to him, in addition to a tax gross-up payment, as applicable.

Each of the NEOs employment agreements contains confidentiality and non-disparagement covenants that last in perpetuity following the NEOs termination of employment, and a non-solicitation covenant that applies for two years following the NEOs termination of employment (and with respect to Mr. Denton a non-solicitation covenant that applies for one year following his termination of employment). In addition, each NEO is prohibited from engaging in, consulting with or being employed by any competing business for a period of two years after the date of termination, except for Mr. Denton, who is prohibited from participating in such activities for a period of three months after the date of termination. If any of the restrictive covenants are violated by an NEO, all remaining severance payments and benefits to which he is entitled will cease.

Payments Made Upon Death or Disability

In the event of the death or disability of a NEO, in addition to the benefits listed under the heading of “Payments Made Upon Any Termination” above, the NEO will also receive any amount arising from the Executive’s participation in any employee benefit plans, programs or arrangements.

Payments Made Upon Termination of Employment in Connection with a Change of Control

Upon a change in control, as defined in each award agreement, all options and restricted stock units become fully vested and exercisable with respect to all shares subject to the award. Messrs. Halmi, von Gal and Aliber are not entitled to receive any other payments upon a change in control, except if they are terminated without cause or for good reason in connection with such change in control, in which case they are entitled to the same severance payments they would have received had such termination of employment occurred prior to the change in control. If Mr. Hoberman’s employment is terminated without cause or for good reason in connection with a change in control he will also be entitled to the same severance payments he would have received had such termination of employment occurred prior to the change in control and, in addition, Mr. Hoberman would be entitled to receive any of the special $333,333 cash payments (and gross-up if applicable) not paid to him prior to the change in control.

Because Mr. Denton is based in the UK, Mr. Denton’s employment agreement has been prepared under applicable UK law and thus the terms regarding potential payments upon termination of employment or change in control provided in his agreement differ in some respects from the terms contained in the other NEO employment agreements. In particular, Mr. Denton’s employment agreement provides that in the event the Company terminates Mr. Denton’s employment other than for any serious repeated breach of his obligations, or any serious misconduct which is likely to materially affect the Company, the Company shall pay Mr. Denton an amount equal to the amount he would have received under the agreement had his employment continued through the later of the last day of the term (which as of December 31, 2008 was January 12, 2009), or the end of six months following such termination. In the event of a “failure” to discharge his duties (as defined in the agreement), the Company shall pay Mr. Denton an amount equal to the remainder of his salary and benefits due until the last day of the term (which as of December 31, 2008 was January 11, 2009). Additionally, in the event the Company experiences a “change in control” (as defined in the agreement) and within twelve months following such change in control Mr. Halmi is terminated without cause or resigns for good reason, Mr. Denton shall be entitled to resign within ten days following Mr. Halmi’s termination and receive a severance payment equal to the greater of six months base pay, or the base pay he would have received under the amended and restated agreement had his employment continued through the last day of the term (which as of December 31, 2008 was January 11, 2009). Following the end of fiscal year 2008, Mr. Denton entered into a new employment agreement with the Company, effective January 11, 2009, which extends the term of his employment to January 11, 2012. The provisions under his new agreement regarding payments upon termination of employment are substantially similar to those in the previous amended and restated agreement, except that where applicable, Mr. Denton would receive an amount equal to the amount he would have received under the agreement had his employment continued through the later of January 11, 2012, or the end of six months following the applicable termination event.

Table Regarding Potential Payments Upon Termination and/or Change of Control

The following table set forth quantitative estimates of the benefits that would have been paid to each of the NEOs if his employment had been terminated by us without cause, or for good reason by the NEO (or in the case of Mr. Halmi, any voluntary termination), on December 31, 2008. The table also sets forth quantitative estimates of the benefits that would have been paid to each NEO in connection with a change in control alone and a change in control in connection with any termination of employment upon which each NEO qualifies for additional payments beyond the standard payments made upon any termination.

The NEOs are only entitled to severance payments pursuant to their respective employment agreements and are not entitled to severance payments under any other plan or arrangement. None of the NEOs is entitled to additional payments or benefits upon a termination of employment for cause, as defined in the applicable executive’s employment agreement. Upon a termination of employment for cause, or death or disability, each NEO receives only accrued, but unpaid salary payable through the date of termination, any unused and accrued vacation pay and any accrued amounts or benefits arising from participation in any of the Company’s employee benefit plans.

For information concerning the circumstances, conditions and obligations applicable to the receipt of such payments, see also the discussion under “Description of employment agreements” above. Amounts below reflect potential payments pursuant to the employment agreements for such NEOs.

(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)	(i)	(j)
		Accelerated		Accelerated	Accelerated
	Cash Severance	Vesting of	Accelerated	Vesting of	Vesting of			Benefit	Other
	Amount	Stock Options	Cash	Restricted	Value Units	Estimated Tax		Continuation	Compensation
Name and Principal Position	($)(1)	($)(2)	Payments ($)	Stock ($)(2)	($)	Gross Up		($)(3)	($)(6)	Total ($)

Robert Halmi, Jr.
Change in Control and Termination Without Cause/With or Without Good Reason	4,410,000	—	—	—	—	—		74,244	—	4,484,244
Change in Control, no Termination	—	—	—	—	—	—		—	—	—
Without Cause/With or Without Good Reason	4,410,000	—	—	—	—	—		74,244	—	4,484,244

Peter von Gal
Change in Control and Termination Without Cause/With Good Reason	2,756,250	455,179	—	268,999	—	—		74,244	—	3,554,672
Change in Control, no Termination	—	455,179	—	268,999	—	—		—	—	724,178
Without Cause/With Good Reason	2,756,250	—	—	—	—	—		74,244	—	2,830,494

William Aliber
Change in Control and Termination Without Cause/With Good Reason	1,700,000	417,247	—	246,580	—	—		74,244	—	2,438,071
Change in Control, no Termination	—	417,247	—	246,580	—	—		—	—	663,827
Without Cause/With Good Reason	1,700,000	—	—	—	—	—		74,244	—	1,774,244

Joel Denton(4)(5)
Change in Control and Termination Without Cause/With Good Reason	418,673	303,452	—	179,330	—	—		2,747	40,780	944,982
Change in Control, no Termination	—	303,452	—	179,330	—	—		—	—	482,782
Without Cause/With Good Reason	418,673	—	—	—	—	—		2,747	$40,780	462,200

Henry Hoberman
Change in Control and Termination Without Cause/With Good Reason	1,502,500	246,555	1,000,000 (7)	145,705	—	183,167	(8)	74,244	—	3,152,871
Change in Control, no Termination	—	246,555	1,000,000 (7)	145,705	—	183,167	(8)	—	—	1,575,427
Without Cause/With Good Reason	1,502,500	—	1,000,000 (7)	—	—	183,167	(8)	74,244	—	2,759,911

(1)	Except for Mr. Denton’s cash severance payments, all cash severance payments represent continued payments of the executive’s base salary through the second anniversary of the date of termination. Mr. Denton’s severance payments are explained in more detail in Note 4 and 5 below.

(2)	Under the terms of the stock option and restricted stock unit agreements between the Company and the NEOs, all shares of restricted stock vest in full automatically upon the occurrence of a change of control (as defined in the Incentive Award Plan. The Restricted Stock units are valued using the Company’s stock price of $8.12 as of market close on December 31, 2008. The stock options are valued at their intrinsic value equal to the difference between the Company’s $8.12 stock price as of the market close on December 31, 2008 and the $3.54 exercise price of the stock options.

(3)	Except for Mr. Denton’s benefits continuation amounts, all benefits continuation amounts represent continued coverage for the executive and his eligible dependents under the Company’s group health plans through the second anniversary of the date of termination. All benefits are valued as of December 31, 2008.

(4)	The amounts for Mr. Denton’s “Potential Payments Upon Termination or Change in Control” are converted from British Pounds. These amounts were converted using a rate of 1.4437 US$ per £, the closing rate on December 30, 2008.

(5)	These potential payments were calculated based on the terms of Mr. Denton’s amended and restated agreement, effective January 12, 2006, as amended March 21, 2007. This agreement provides that in the event the Company terminates Mr. Denton’s employment other than for a) any serious repeated breach of his obligations, or b) serious misconduct which is likely to materially affect the Company, (as defined in the agreement), the Company shall pay Mr. Denton an amount equal to the amount he would have received under the agreement had his employment continued through the later of January 11, 2009, or the end of six months following such termination. In the event of a “failure” to discharge his duties (as defined in the agreement), the Company shall pay Mr. Denton an amount equal to the remainder of his salary and benefits due until January 11, 2009. Additionally, in the event the Company experiences a “change in control” (as defined in the agreement) and within twelve months following the change in control Mr. Halmi is terminated without cause or resigns for good reason, Mr. Denton shall be entitled to resign within ten days following Mr. Halmi’s termination and receive a severance payment equal to the greater of six months base pay, or the base pay he would have received under the amended and restated agreement had his employment continued through January 11, 2009.

Following the end of fiscal year 2008, Mr. Denton entered into a new employment agreement with the Company, effective January 12, 2009, which extends the term of his employment to January 11, 2012. The provisions under his new agreement regarding payments upon termination of employment are substantially similar to those in the previous amended and restated agreement, except that where applicable, Mr. Denton would receive an amount equal to the amount he would have received under the agreement had his employment continued through the later of January 11, 2012, or the end of six months following the applicable termination event.

(6)	As of December 31, 2008, Mr. Denton is also entitled to car allowance payments of $6,858, welfare benefits premium payments of $4,615 and pension funding payments of $29,307 under the terms of his agreement.

(7)	Mr. Hoberman is entitled to a contractual bonus payment with an aggregate value of $1,000,000, and any portion of this bonus not paid prior to the event date would be paid to Mr. Hoberman on such event date Mr. Hoberman is entitled to the full payment upon termination of employment without cause or for good reason. If this payment were made upon a change in control it would not be made again upon a subsequent termination of employment.

(8)	Represents a contractual “gross-up” payment with respect to the first $250,000.

DIRECTOR COMPENSATION

Directors who are employees of the Company or any of its subsidiaries or affiliates do not receive separate compensation for service on the Board or Board committees. Non-employee directors are paid a retainer of $100,000 per year. Each of the Chairman of the Compensation Committee and the Corporate Governance and Nominating Committee is paid an additional annual retainer of $10,000 and the Chairman of the Audit Committee is paid an additional annual retainer of $20,000. Non-employee directors are also eligible for equity awards, including stock option awards and restricted stock unit awards.

Director Compensation Table

The following table sets forth the compensation that our non-employee directors earned during the year ended December 31, 2008 for services rendered as members of the Board.

(a)	(b)	(c)	(d)	(e)
Fees
Earned
	or Paid	Stock	Option
	in Cash	Awards	Awards
Name(1)	($)	($)(2)	($)(3)	Total ($)

Russell H. Givens, Jr.	41,667	1,335	856	43,858
Thomas A. Hudgins	61,667	1,602	1,027	64,296
J. Daniel Sullivan	61,667	1,602	1,027	64,296
Frank J. Loverro	—	—	—	—
Michael B. Goldberg	—	—	—	—
Robert A. Halmi, Jr.(4)	—	—	—	—

(1)	Effective February 9, 2009, Mr. Jeff Sagansky has been appointed Chairman of the Board of RHI Inc. and a non-executive employee of RHI LLC.

(2)	As of December 31, 2008, Messrs. Givens, Hudgins and Sullivan were entitled to 14,124, 16,949, 16,949 restricted stock unit awards, respectively. The restricted stock unit awards were granted on December 10, 2008, and will fully vest and become nonforfeitable on the first anniversary of the grant date. The amounts reported reflect the aggregate dollar amounts of expense associated with restricted stock unit awards recognized for financial statement reporting purposes with respect to the year ended December 31, 2008 (disregarding any estimate of forfeitures related to service-based vesting conditions), and are calculated in accordance with the provisions of SFAS No. 123R. For each of the restricted stock awards, fair market value is calculated using the Company’s closing stock price on the grant date multiplied by the number of shares.

No restricted stock unit awards granted to non-employee directors were forfeited during the year ended December 31, 2008. For a discussion of the assumptions and methodologies used to calculate these amounts, please see the discussion of share-based compensation set forth in Note 13 to the consolidated financial statements included in our 2008 Annual Report on Form 10-K.

(3)	As of December 31, 2008, Messrs. Givens, Hudgins and Sullivan were entitled to 14,124, 16,949, 16,949 stock option awards, respectively, at an exercise price of $3.54 per share. The options were granted on November 19, 2008, and will fully vest and become exercisable on the first anniversary of the grant date. The amounts reported reflect the aggregate dollar amounts of expense associated with stock option awards recognized for financial statement reporting purposes with respect to the year ended December 31, 2008 (disregarding any estimate of forfeitures related to service-based vesting conditions), and are calculated in accordance with the provisions of SFAS No. 123R.

No stock option awards granted to non-employee directors were forfeited during the year ended December 31, 2008. For a discussion of the assumptions and methodologies used to calculate these amounts, please see the discussion of share-based compensation set forth in Note 13 to the Company’s Audited Consolidated Financial Statements. These amounts reflect the Company’s accounting expense for these awards.

(4)	Mr. Halmi’s compensation is provided under the heading, “Summary Compensation Table.”

Audit Matters

Audit Committee Report

The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls.

The Audit Committee acts pursuant to a written charter first adopted and approved by the Board in June 2008 and subsequently amended most recently in September 2008. The committee’s current charter is posted on the Company’s website, www.rhitv.com — Investor Relations — Corporate Governance, and can also be obtained free of charge in print by request from the Company. Each member of the Audit Committee is “independent” as defined in, and is qualified to serve on the committee under the rules promulgated by the SEC, and by the NASDAQ listing requirements. Each member is financially literate and possesses accounting or related financial management expertise, and Messrs. Hudgins has been determined by the Board to qualify as an “audit committee financial expert” as defined by the SEC.

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited financial statements contained in the 2008 Annual Report on Form 10-K with the Company’s management and independent registered public accounting firm. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent registered public accounting firm are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended. In addition, the Company’s independent registered public accounting firm provided to the Audit Committee the written disclosures and letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm communications with the Audit Committee concerning independence and discussed their independence with them. The Audit Committee concluded that the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with the independent registered public accounting firm’s independence. Based on the foregoing reviews and discussions, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 for filing with the SEC.

Thomas M. Hudgins, Chairman
J. Daniel Sullivan
Russel H. Givens, Jr.

Fees

The aggregate fees billed by KPMG LLP for professional services rendered for the fiscal years ended December 31, 2008 and 2007, were as follows:

	Fiscal Year Ended	Fiscal Year Ended
	December 31, 2008	December 31, 2007

Audit Fees:(1)	$2,064,649	$2,871,685
Audit-Related Fees:(2)	$35,758	$52,500
Tax Fees:(3)	$92,643	$80,134
All Other Fees:	—	—

(1)	Audit fees in 2008 include $924,700 associated with the audit of the consolidated financial statements of the Company; $200,000 associated with the reviews of the June and September quarterly consolidated financial statements of the Company; $924,949 associated with professional services rendered in connection with RHI Inc.’s Registration Statement on Form S-1 filed with the SEC, including the assistance with and review of the documents filed with the SEC and the issuance of consents and comfort letters; and $15,000 associated with professional services rendered in connection with RHI Inc.’s Registration Statement on Form S-8 filed with the SEC, including the review of documents filed with the SEC and the issuance of a consent.

Audit fees in 2007 include $625,000 associated with the audit of the consolidated financial statements of the Company and $2,246,685 associated with professional services rendered in connection with RHI Inc.’s Registration Statement on Form S-1 filed with the SEC, including the assistance with and review of the documents filed with the SEC and the issuance of consents and comfort letters.

(2)	Audit-related fees for 2008 are related to the review of RHI Inc’s documentation associated with its reporting requirements under Section 404 of the Sarbanes — Oxley Act of 2002.

Audit related fees for 2007 are related to services provided with respect to the audit of the Company’s 401K plan for the plan year ended December 31, 2006.

(3)	Tax fees relate primarily to consultations in connection with RHI Inc’s corporate structure, withholding taxes related to the Company’s activity outside of the United States and certain other federal, state and local taxes associated with the Company.

Audit Committee Pre-Approval Policies

The Audit Committee has adopted guidelines for the provision of audit and non-audit services by KPMG LLP, including requiring Audit Committee pre-approval of any such audit and non-audit services. In developing these guidelines, the Audit Committee took into consideration the need to ensure the independence of KPMG LLP while recognizing that KPMG LLP may possess the expertise on certain matters that best positions it to provide the most effective and efficient services on certain matters unrelated to accounting and auditing. On balance, the Audit Committee will only pre-approve miscellaneous work and services (e.g., work related to opinions or consent letters) performed by KPMG with a monetary cap of $50,000 and prior notice of such work must be made to the Audit Committee Chair. The Audit Committee pre-approved all such services in 2008.

Relationships and Certain Related Transactions

Overview

The business of the Company has been historically conducted through RHI LLC, which, after the IPO, became a wholly owned subsidiary of Holdings II. RHI Inc. and Holdings II were formed in connection with the IPO. RHI Inc. is the public vehicle for the business and its primary asset is common membership units in Holdings II. Holdings II has two members, which are RHI Inc. and KRH. Prior to the IPO, KRH owned all of the ownership interests in RHI LLC. In connection with the IPO, KRH contributed RHI LLC to Holdings II for common membership interests in Holdings II. RHI Inc. purchased from Holdings II a number of newly issued common membership units equal to the number of common shares sold in the IPO, at a price per unit equal to the public offering price per share.

RHI Inc. is the sole managing member of Holdings II and, as of December 31, 2008, owns           approximately 57.7% of the outstanding common membership units in Holdings II. KRH is the non-managing member of Holdings II and, as of December 31, 2008 owns the remaining approximately 42.3% of the outstanding common membership units in Holdings II.

We entered into several agreements to effect the reorganization and the financing transactions and to define and regulate the relationships among RHI Inc. and KRH after the completion of the IPO. Except as described in this section, we do not currently have any material arrangements with KRH, or its directors, officers or other affiliates, other than ordinary course. Further transactions between RHI Inc. and KRH, if any, have been and will continue to be approved by our Audit Committee, which is composed of independent members of our Board, or another committee comprised entirely of independent members of our Board. Our Audit Committee charter authorizes the Audit Committee to hire financial advisors and other professionals. The agreements contained in this proxy statement are qualified by reference to the complete text of agreements which have been filed with the SEC as exhibits to the Company’s Registration Statement and are incorporated by reference in the Company’s Annual Report on Form 10-K.

Transactions with KRH

Holdings II LLC Agreement

Appointment as manager.  Under the Holdings II LLC Agreement, RHI Inc. became the sole manager of Holdings II. As the sole manager, RHI Inc. controls all of the day-to-day business affairs and decision-making of Holdings II without the approval of any non-managing member of Holdings II except as described below. As such, RHI Inc., through RHI Inc.’s officers and directors, is responsible for all operational and administrative decisions of Holdings II and the day-to-day management of the business of Holdings II. The non-managing members of Holdings II do not have the ability to remove RHI Inc. as the managing member of Holdings II. The Holdings II LLC Agreement also provides that RHI Inc. owes a fiduciary duty to the non-managing members of Holdings II relating to our business.

Except as necessary to avoid being classified as an investment company or with the consent of all members of Holdings II, as long as RHI Inc. is the manager of Holdings II, RHI Inc.’s business is limited to owning and dealing with the membership units of Holdings II, managing the business of Holdings II and fulfilling RHI Inc.’s obligations under applicable laws and activities incidental to any of the foregoing.

Exchange rights.  The number of outstanding common membership units in Holdings II owned by RHI Inc. equals the number of shares of our outstanding common stock. With respect to any future offering of common stock, the proceeds we receive will be transferred to Holdings II in exchange for common membership units equal in number to the number of shares of common stock we issued. Each member of Holdings II (other than RHI, Inc.) is entitled to exchange its common membership units in Holdings II for, at our option, shares of RHI Inc. common stock on a one-for-one basis (as adjusted to account for stock splits, recapitalizations or similar events) or cash, or a combination of both stock and cash.

KRH special approval rights.  If any director designee designated by KRH is not appointed to RHI Inc.’s Board, nominated by RHI Inc. or elected by RHI Inc.’s stockholders, as applicable, then the consent of KRH will be required in order for Holdings II or its subsidiaries to take any of the following actions (and Holdings II will not permit any of its subsidiaries to take any such action without the consent of KRH):

•	approving the annual business plan or any amendment or modification of the annual business plan for Holdings II and its subsidiaries;

•	incurring indebtedness greater than $50.0 million in any one or series of transactions by Holdings II or its subsidiaries or entering into or consummating any other financing transaction that is not previously approved and provided for in the annual business plan;

•	entering into or consummating any agreements or arrangements involving annual payments by Holdings II or its subsidiaries (including the fair market value of any barter) in excess of $1.0 million, except as provided for in the annual business plan, or any material modification of any such agreements or arrangements;

•	greenlighting or authorizing production of any MFT movie, mini-series or series with an individual production cost greater than $2.0 million for any MFT movie, $8.0 million for any mini-series or $15.0 million for any episodic series, where either such production was not in the budget or where such production does not have at least 100% of the production costs covered by initial license sales at the time production begins, or the termination of any such production provided for in the annual business plan;

•	entering into or consummating any agreements or arrangements (including license fees) by Holdings II or its subsidiaries involving total receipts (including the value of any barter) in excess of $5.0 million, or any material modification of any such agreements or arrangements;

•	declaring, setting aside or paying any redemption of, dividends on, or the making of any other distributions in respect of, any of its common membership units or other equity interests in Holdings II, as the case may be, payable in cash, stock, property or otherwise, or any reorganization or recapitalization or split, combination or reclassification or similar transaction of any of its units, limited liability company interests or capital stock, as the case may be;

•	amending any provision of the Holdings II LLC Agreement to authorize, or to issue, any additional common membership units or classes or units or other equity interests and the designations, preferences and relative, participating or other rights, powers or duties thereof; provided, however, that KRH’s approval shall not be required in connection with: (1) the grant of options or restricted equity awards under any equity option plan or equity incentive plan of Holdings II that was either approved by KRH, or that was adopted prior to any approval rights set forth in this section, in either case, as defined in this section as an “Approved Plan”; (2) an amendment that increases the size of an Approved Plan of common membership units or other equity interests available under such plan by no more than 10%; or (3) the issuance of common membership units or other equity interests of Holdings II pursuant to convertible securities or option awards, either approved by KRH or issued prior to any approval rights set forth in this section;

•	hiring or terminating the employment of the Chief Executive Officer, Chief Financial Officer or any executive officer of Holdings II or any subsidiary or the entering into, amendment or termination of any employment, severance, change of control or other contract with any employee who has a written employment agreement with Holdings II or any subsidiary;

•	entering into any agreement with respect to or the taking of any material steps to facilitate a transaction that constitutes a change of control of Holdings II or a proposal for such a transaction;

•	entering into any agreement, or the modification or termination of any agreement, by Holdings II or any of its subsidiaries with, or for the benefit of, any shareholder of the managing member who beneficially owns 5% or more of the common stock of the managing member or any affiliate of such a shareholder;

•	changing the purpose of Holdings II, or the entering into of any materially different line of business or substantially changing the strategic business plan of Holdings II or its subsidiaries, except as contemplated by the annual business plan;

•	leasing (as lessor), licensing (as licensor) or other transfer of assets (including securities) or intellectual property by Holdings II or its subsidiaries: (i) having a fair market value or for consideration exceeding

$5.0 million, taken as a whole; or (ii) to which the revenue or the profits attributable exceed $5.0 million, taken as a whole, in any one transaction or series of related transactions, in each case, determined using the most recent quarterly consolidated financial statements of Holdings II;

•	entering into any agreement with respect to or consummating any acquisition by Holdings II or its subsidiaries of any business or assets having a fair market value in excess of $5.0 million taken as a whole, in any one transaction or series of related transactions, whether by purchase and sale, merger, consolidation, restructuring, recapitalization or otherwise;

•	entering into, modifying or terminating any agreement for Holdings II or its subsidiaries to provide any services to any person that requires capital expenditures or payments in excess of $1.0 million in the aggregate;

•	settling claims or suits in which Holdings II (or any of its subsidiaries) is a party for an amount that exceeds the relevant provision in the budget by more than $1.0 million (including any related litigation expenses) or where equitable or injunctive relief is included as part of such settlement or entering into any consent decree or similar binding order with any governmental agency;

•	dissolving of Holdings II or any subsidiary of Holdings II, adopting a plan of liquidation of Holdings II or of any subsidiary or effecting any action by Holdings II or any subsidiary to commence any suit, case, proceeding or other action: (i) under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors seeking to have an order for relief entered with respect to Holdings II or any subsidiary, or seeking to adjudicate Holdings II or any subsidiary as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment winding up, liquidation, dissolution, composition or other relief with respect to Holdings II or any subsidiary; or (ii) seeking appointment of a receiver, trustee, custodian or other similar official for Holdings II or any subsidiary, or for all or any material portion of the assets of Holdings II or any of its subsidiaries, or making a general assignment for the benefit of the creditors of Holdings II or any of its subsidiaries; and

•	approving any significant tax matter involving Holdings II and any subsidiary of Holdings II.

Supermajority vote for certain matters.  So long as KRH beneficially owns at least 30% of issued and outstanding common membership units of Holdings II, approval of at least 75% of the directors of RHI Inc. then in office will be required before RHI Inc., in its capacity as sole manager of Holdings II, may authorize Holdings II to take any of the following actions:

•	except as provided in the annual business plan, acquire, dispose, lease or license assets by Holdings II or enter into any contract or contracts to do the foregoing, in a single transaction or in two or more transactions (related or unrelated) in any consecutive twelve-month period with an aggregate value (as determined in good faith by the Board) exceeding 20% of the fair market value of the business of Holdings II operating as a going concern (as determined in good faith by the Board);

•	merge, reorganize, recapitalize, reclassify, consolidate, dissolve, liquidate or enter into a similar transaction;

•	incur any funded indebtedness (including the refinancing of any funded indebtedness) or repay before due any funded indebtedness (other than a working capital revolving line of credit) with a fixed term in either case, in a single transaction or in two or more transactions (related or unrelated) in an aggregate amount in excess of $50.0 million per year;

•	authorize, issue, grant or sell additional Holdings II membership units or rights with respect to membership units, other than under approved equity plans;

•	enter into, modify or terminate certain contracts not in the ordinary course of business of the type specified in Item 601(b)(10)(i) of Regulation S-K;

•	except as specifically set forth in the Holdings II LLC Agreement (including, without limitation, with respect to required tax distributions), declare, set aside or pay any redemption of, or dividends with respect to, membership interests, payable in cash, property or otherwise; and

•	approve any actions relating to Holdings II that could reasonably be expected to have a material adverse tax effect on KRH.

For purposes of calculating the beneficial ownership of common membership units in Holdings II by KRH with respect to KRH’s special approval rights and the supermajority vote of RHI Inc.’s Board for certain matters, the following shall apply: (i) shares of RHI Inc.’s common stock held by KRH or a permitted transferee issued upon an exchange of common membership units in Holdings II will be counted, without duplication, as being common membership units beneficially owned by KRH as if the common membership units in Holdings II had not been exchanged, so long as KRH or a permitted transferee continues to hold such shares of RHI Inc.’s common stock; (ii) shares of RHI Inc.’s common stock held by KRH or a permitted transferee issued as a stock dividend, stock split, recapitalization, anti-dilution adjustment or acquired through a rights offering to shareholders and/or members, to the extent acquired in respect of shares of RHI Inc.’s common stock described in clause (i) above or this clause (ii) shall be counted, without duplication, as being common membership units in Holdings II beneficially owned by KRH, as if such shares of RHI Inc.’s common stock were received in an exchange and KRH or the permitted transferee held the non-exchanged common membership units; and (iii) common membership units in Holdings II beneficially owned by permitted transferees of KRH will be counted as being beneficially owned by KRH. Permitted transferees include affiliates of KRH and entities that are owned more than 50% by KRH or entities that ultimately control KRH.

Distributions.  All distributions are made to the members pro rata in proportion to the relative number of membership units held. The Holdings II LLC Agreement provides that Holdings II is required to make distributions to the members on a quarterly basis in accordance with the relative number of units held by such members, in an aggregate amount at least equal to the product of: (i) the tax rate; and (ii) the aggregate amount of Holdings II’s U.S. federal taxable income, less the aggregate amount of Holdings II’s prior U.S. federal taxable losses, if any, to the extent not previously taken into account (but only to the extent usable by members). The Holdings II LLC Agreement provides that the tax rate is initially 41% but may be adjusted by RHI Inc. to reflect changes in applicable tax rates.

Transfer restrictions.  The Holdings II LLC Agreement generally permits members of Holdings II (other than RHI, Inc.) to transfer its common membership units of Holdings II, subject to limited exceptions. RHI Inc. may not transfer any common membership units of Holdings II to any third party. Any transferee of common membership units must assume, by operation of law or written agreement, all of the obligations of the transferring member with respect to the transferred units, even if the transferee is not admitted as a member of Holdings II. In the event of a transfer of common membership units by KRH, the transferee shall not have the rights and powers of KRH to designate nominees to our Board, unless the transferee is an entity that is affiliated with KRH or that is controlled by certain owners of KRH.

Common unit exchange right.  Members of Holdings II (other than RHI, Inc.) will have the right to exchange their common membership units in Holdings II for, at RHI Inc.’s option, shares of RHI Inc. common stock on a one-for-one basis (as adjusted to account for stock splits, recapitalization or similar events) or cash, or a combination of both stock and cash.

Issuance of units upon exercise of options or vesting of other equity compensation.  Upon the exercise of options RHI Inc. has issued or the vesting of shares for other types of equity compensation (such as issuance of restricted or non-restricted stock, payment of bonuses in stock or settlement of stock appreciation rights in stock), Holdings II will have an obligation to purchase from RHI Inc., for their then-current fair market value, the number of RHI Inc.’s shares being issued in connection with the exercise of options or vesting of shares for other types of equity compensation. RHI Inc. will then contribute to Holdings II the amount of money received from Holdings II, in exchange for a number of common membership units in Holdings II equal to the number of RHI Inc.’s shares issued upon such exercise of options or vesting of shares.

In addition, any other issuance of common membership units of Holdings II will require the approval of the independent directors of RHI, Inc. as manager.

Dissolution.  The Holdings II LLC Agreement provides that the unanimous consent of all members holding common membership units is required to voluntarily dissolve Holdings II. In addition to a voluntary dissolution,

Holdings II will be dissolved upon the entry of a decree of judicial dissolution in accordance with Delaware law. Upon a dissolution event, the proceeds of liquidation will be distributed in the following order:

•	first, to pay the expenses of winding up and dissolving Holdings II;

•	second, to pay debts and liabilities owed to creditors of Holdings II, other than members;

•	third, to pay debts and liabilities owed to members; and

•	fourth, to liquidate in accordance with capital account balances of the members.

Confidentiality.  Each member agrees to maintain the confidentiality of the Holdings II’s intellectual property and other confidential information for a period of three years following the date of dissolution of Holdings II or such earlier date as such member ceases to be a member. This obligation covers information provided to Holdings II by the members and their affiliates, and excludes disclosures required by law or judicial process.

Amendment.  The Holdings II LLC Agreement may be amended by a vote of the members holding a majority of the outstanding common membership units plus the affirmative vote of KRH, if KRH does not hold the majority of outstanding common membership units. Amendments to specified provisions require the additional consent of the independent directors of RHI Inc. as manager. No amendment that would materially impair the voting power or economic rights of any outstanding common membership units in relation to any other outstanding class of units may be made without the consent of a majority of the affected units. No amendment that would materially impair the voting power or economic rights of any member in relation to the other members may be made without the consent of the affected member.

Indemnification.  The Holdings II LLC Agreement provides for indemnification of the manager, members and officers of Holdings II and their respective subsidiaries or affiliates, as described in more detail under “Management — Limitation of liability and indemnification of directors and officers.”

Expenses.  RHI Inc. and KRH entered into an amendment to the LLC Agreement on December 22, 2008 which, among other things, allows Holdings II and its subsidiaries to pay directly and/or reimburse RHI Inc. for all costs, fees and expenses incurred by RHI Inc., in its capacity as Manager, relating to its organization, the ownership of its assets and its operations and certain costs, fees and expenses related to RHI Inc.’s existence as a public company. Furthermore, Holdings II or its subsidiaries shall pay directly and/or reimburse each member (including KRH) for all costs, fees and expenses incurred in connection with the preparation of tax returns and filings, but such costs do not include any income tax liability.

Tax Receivable Agreement

KRH is entitled to exchange its common membership units in Holdings II for, at RHI Inc.’s option, shares of RHI Inc. common stock on a one-for-one basis (as adjusted to account for stock splits, recapitalizations, investments or similar events) or cash, or a combination of both stock and cash. Holdings II intends to make a special tax election pursuant to Section 754 of the Code, entitling RHI Inc. to a special tax basis adjustment in the assets of Holdings II that are attributable to the units acquired by RHI Inc. in the exchanges. These increases in tax basis may increase depreciation and amortization deductions for tax purposes and therefore reduce the amount of tax that RHI Inc. would otherwise be required to pay in the future.

In connection with the initial public offering, RHI Inc. and KRH entered into a tax receivable agreement that provides for the payment by RHI Inc. to KRH of 85% of the amount of cash savings, if any, in U.S. federal, state and local income tax or franchise tax that RHI Inc. realizes (or is deemed to realize in the case of an early termination payment by RHI Inc., as discussed below) as a result of these increases in tax basis and of certain other tax benefits related to entering into the tax receivable agreement, including tax benefits attributable to payments under the tax receivable agreement. Generally, such payments are required to be made annually. However, at any time that the present value of the payments that are forecasted to be made under the agreement, based on certain assumptions, is equal to or less than $25.0 million, and KRH owns less than 10% of the outstanding common membership units in Holdings II, KRH may, subject to any contractual or legal restrictions, require RHI Inc. to pay the present value amount; provided, however, that RHI Inc. may elect to pay such amount in, at its option, shares of RHI Inc. common stock, cash or a combination of both stock and cash. While the actual increase in tax basis, as well as the amount and timing of any payments under this agreement, will vary depending upon a number of factors, including the timing of exchanges, the price of RHI Inc.’s common stock at the time of the exchange, the extent to which such exchanges are taxable and the amount and timing of RHI Inc.’s income, we expect that as a result of the size of the increases in the tax basis of the assets of Holdings II, the payments that RHI Inc. may make to KRH will be substantial. The payments under the tax receivable agreement are not conditioned upon KRH’s continued ownership of Holdings II. RHI Inc. or its subsidiaries may need to incur debt or otherwise raise capital to finance payments under the tax receivable agreement to the extent RHI Inc.’s cash resources are insufficient to meet RHI Inc.’s obligations under the tax receivable agreement as a result of timing discrepancies or otherwise.

In addition, the tax receivable agreement provides that within a specified period of time after the occurrence of a change of control event, RHI Inc. will be required to terminate the agreement by making an early termination payment to KRH. A change of control event is defined as:

•	any person or group is or becomes the beneficial owner (other than a permitted holder), directly or indirectly, of RHI Inc.’s voting stock representing 50% or more of the total voting power of all outstanding voting stock of the Company;

•	RHI Inc. consolidates with, or merges with or into, another entity or person, or RHI Inc. sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person or entity, other than any such transaction where immediately after such transaction the shareholders of RHI Inc. beneficially owned immediately prior to such transaction, directly or indirectly, voting stock representing a majority of the total voting power of all outstanding voting stock of the Company, beneficially own or owns (as so determined), directly or indirectly, voting stock representing a majority of the total voting power of the outstanding voting stock of the surviving entity or transferee person;

•	during any consecutive one-year period, the members of the Board of RHI Inc. who were (1) members of the Board upon the completion of this offering or (2) nominated for election or elected to the Board with the approval of a majority of the continuing directors who were members of such board at the time of such nomination or election cease for any reason to constitute a majority of the Board of RHI Inc. (any director elected in lieu of a KRH designee is not either (1) or (2)); or

•	the adoption of a plan of liquidation or dissolution of RHI Inc.

This early termination payment would equal the present value of the payments that are forecasted to be made under the agreement, based on certain assumptions, including that RHI Inc. would have sufficient taxable income to fully utilize the deductions arising from the increased tax deductions and tax basis and other benefits related to entering into the tax receivable agreement. In addition to such an early termination payment after certain change of control events, the tax receivable agreement provides that RHI Inc. must make an early termination payment in the event of a material breach by RHI Inc.

A tax authority may challenge all or part of the tax basis increases discussed above and a court could sustain such a challenge. In that event, RHI Inc. may be required to pay additional taxes and possibly penalties and interest to one or more tax authorities and future payments to KRH under the tax receivable agreement would cease or diminish. Additionally, because KRH will not reimburse RHI Inc. for any payments made under the tax receivable agreement, if such tax authority successfully challenged all or part of the tax basis increases, payments under the tax receivable agreement could be in excess of RHI Inc.’s cash tax savings.

KRH’s rights under the tax receivable agreement are assignable to any person including transferees of its membership units in Holdings II (other than RHI, Inc. as transferee pursuant to an exchange of common membership units in Holdings II). In addition, KRH has the right to cancel the agreement at any time and such cancellation by KRH would not result in any accelerated payment.

Director Designation Agreement

Designation Rights.  Pursuant to a director designation agreement between RHI Inc. and KRH, so long as KRH owns at least 5% of the issued and then outstanding common membership units in Holdings II, KRH has the right to appoint or nominate directors to RHI Inc.’s Board for election. As indicated above, in the Holdings II LLC

Agreement, certain approval rights of KRH are triggered if any one of the designees is not appointed to RHI Inc.’s Board, nominated by RHI Inc. or elected by RHI Inc.’s stockholders, as applicable (subject to certain exceptions described below).

Initially KRH had the right to designate four director designees to RHI Inc.’s seven-member Board who were voted upon and elected. If KRH’s ownership of the then outstanding common membership units in Holdings II falls below 30% (but remains at or above 20%), then KRH will have the right to designate three designees to our Board. If KRH’s ownership of the then outstanding common membership units in Holdings II falls below 20% (but remains at or above 10%), then KRH will have the right to designate two designees to our Board. If KRH’s ownership of the then outstanding common membership units in Holdings II falls below 10% (but remains at or above 5%), then KRH will have the right to designate one designee to our Board. If KRH’s ownership of the then outstanding common membership units in Holdings II falls below 5%, then KRH will not have the right to designate any designees to our Board.

In the event that our Board. is increased in size and if KRH owns at least 30% of the outstanding common membership units of Holdings II, then KRH will have the right to designate additional designees to our Board that constitute at least a majority of the Board and, if KRH owns less than 30%, but at least 5%, of the outstanding common membership units of Holdings II, KRH will be entitled to nominate a comparable percentage of directors to our Board based on the seven-member composition of our Board.

Calculation of KRH’s beneficial ownership of membership units.  For purposes of calculating the beneficial ownership of common membership units by KRH with respect to the director designation rights of KRH, the following shall apply: (i) shares of RHI Inc.’s common stock held by KRH or a permitted transferee issued upon an exchange of common membership units in Holdings II will be counted, without duplication, as being common membership units beneficially owned by KRH as if the common membership units in Holdings II had not been exchanged, so long as KRH or a permitted transferee continues to hold such shares of RHI Inc.’s common stock; (ii) shares of RHI Inc.’s common stock held by KRH or a permitted transferee issued as a stock dividend, stock split, recapitalization, anti-dilution adjustment or acquired through a rights offering to shareholders and/or members, to the extent acquired in respect of shares of RHI Inc.’s common stock described in clause (i) above or this clause (ii) shall be counted, without duplication, as being RHI Inc.’s common membership units in Holdings II beneficially owned by KRH, as if such shares of common stock were received in an exchange and KRH or the permitted transferee held the non-exchanged common membership units; and (iii) common membership units in Holdings II beneficially owned by permitted transferees of KRH will be counted as being beneficially owned by KRH. Permitted transferees include affiliates of KRH and entities that are owned more than 50% by KRH or entities that ultimately control KRH.

Independent directors.  The director designation agreement further provides that, so long as KRH has the right to designate four director designees to our seven-member Board, one of those designees must qualify as an “independent director” at the time of designation. If an increase in the size of RHI Inc.’s Board occurs, and KRH continues to own at least 30% of common membership units in Holdings II, an additional KRH designee or designees, as applicable, must qualify as independent directors to the extent necessary under the applicable rules promulgated by the SEC, and by the NASDAQ listing requirements. If KRH’s right to designate director designees falls below four, KRH will not be obligated to designate a director designee that qualifies as an independent director. An “independent director” under the director designation agreement is a director who qualifies as an “independent director” of RHI Inc. under the applicable rules promulgated by the SEC, and by the NASDAQ listing requirements.

Company obligations.  RHI Inc. has agreed to cause each director designee to be included in the Board’s slate of nominees submitted to RHI Inc.’s stockholders for election of directors and in the proxy statement prepared by management in connection with soliciting proxies for every meeting of RHI Inc.’s stockholders called with respect to the election of members of the Board. RHI Inc. shall not be obligated to cause to be nominated for election to the Board or recommend to RHI Inc.’s stockholders the election of any director designee (i) who fails to submit to RHI Inc. on a timely basis such questionnaires as RHI Inc. may reasonably require of RHI Inc.’s directors generally and such other information as RHI Inc. may reasonably request in connection with preparation of RHI Inc.’s filings under securities laws or (ii) if the Board or nominating committee determines in good faith, after consultation with outside legal counsel, that such action would result in a breach of the directors’ fiduciary duties or applicable law. In the event such determination is made, KRH shall be notified and given the opportunity to provide an alternative director designee. Upon the occurrence of either (i) or (ii) above, KRH’s special approval rights of certain matters with respect to Holdings II will be triggered and remain in effect until KRH’s replacement director designee is elected to our Board.

At any time a vacancy occurs because of the death, disability, resignation or removal of a director designee, then the Board, or any committee thereof, will not vote, fill such vacancy or take any action until such time that (i) KRH has designated a successor director designee and the Board has filled the vacancy and appointed such successor director designee, (ii) KRH fails to designate a successor director designee within 30 days of such vacancy, or (iii) KRH has specifically waived its rights to designate a successor director designee under the director designation agreement and has consented to the Board, or any committee thereof, taking a vote on such enumerated actions prior to the Board filling the vacancy with a successor director designee. KRH has the right to fill a vacancy with a successor director designee to any class of the Board so long as the class selected has a vacancy at the time such successor designee is provided by KRH.

RHI Inc. has agreed under the director designation agreement that RHI Inc. will not increase the size of the Board without the prior written consent of KRH.

Assignment and amendment.  The right to designate designees for election to RHI Inc.’s Board may not be assigned by KRH except upon the prior written consent of the other parties to the agreement. However, no prior written consent shall be required for an assignment by KRH to an affiliate who acquires common membership units in Holdings II and becomes a party to the director designation agreement. KRH may partially assign its designation rights to a permitted transferee that owns common membership units in Holdings II such that a permitted transferee may designate a portion of KRH’s total number of director designees permitted under the agreement. Such assignee’s rights will cease at such time as it ceases to be a permitted transferee (an affiliate of KRH). The director designation agreement may not be amended, modified, altered or supplemented except with the prior written consent of each of the parties to the agreement.

Registration Rights Agreement

In connection with the IPO, RHI Inc. entered into a registration rights agreement with KRH. The registration rights agreement provides KRH the unlimited right to demand that RHI Inc. use reasonable best efforts, upon any exchange of its common membership units in Holdings II for shares of RHI Inc.’s common stock, to effect the registration of any stock for KRH under the Securities Act, any applicable state securities laws and any applicable NASDAQ or any other stock exchange rules and regulations.

Additionally, upon request by KRH, RHI Inc. must use reasonable best efforts to maintain effectiveness of these mandatory registration statements until the earlier of the time when KRH has disposed of all its registrable securities and the time when all registered securities held by KRH are eligible for resale under specified exemptions from registration under federal securities laws and regulations. KRH has the right to designate the underwriter in connection with any registration and sale of RHI Inc.’s stock. RHI Inc. is responsible for the expenses in connection with the registration of securities pursuant to the registration rights agreement other than underwriters’ discounts and brokers’ commissions in connection with such registration and offering. RHI Inc. agrees to enter into an underwriting agreement with any underwriter in connection with any such registration which would provide customary indemnification and representations and warranties to any underwriter under such registration statement, as well as causing to be provided to such underwriter customary opinions, accountant’s “comfort letters” and other documents, agreements (including “lock-up agreements”) or instruments as may be reasonably requested by such underwriter. The registration rights agreement does not require any specific penalty or monetary consideration in the event that a registration statement is not declared effective or if effectiveness is not maintained.

The registration rights agreement also grants KRH unlimited “piggyback” registration rights with respect to other registrations of RHI Inc.’s common stock such that if RHI Inc. were to register for sale any of RHI Inc.’s common stock, KRH will have the ability to request that the common stock issuable upon the exchange of their common membership units in Holdings II be included under such registration statement.

Reorganization Agreement

RHI Inc. and KRH fulfilled all of their obligations under this agreement to effectuate the reorganization and transactions in connection with the Company’s IPO. This agreement would have terminated and the obligations in the agreement would not have survived if the initial public offering of our common stock was not completed by September 14, 2008.

KRH Compensation

Prior to our initial public offering, KRH provided certain executives with long-term equity incentive compensation awards in the form of profit interests in KRH, which entitle the executives to share in the future profits of the business. These profit interests will not be paid by RHI Inc. For a further discussion on the Value Units granted prior to the initial public offering, see “Executive compensation — Narrative Disclosure to Grants of Plan-Based Awards Table.” In addition, on February 9, 2009, KRH granted profit interests to our President and CEO, Robert A. Halmi, Jr. and our Chairman of the Board, Jeff Sagansky. For a summary of these transactions, please refer to the Company’s Current Form 8-K filed with the SEC on February 9, 2009.

Transactions with Holdings II

Membership Unit Subscription Agreement

RHI Inc. entered into a membership unit subscription agreement with Holdings II. Holdings II agreed to issue to us, and we agreed to subscribe to 13,500,100 common membership units of Holdings II, which represented approximately 57.7% of the common membership units of Holdings II. The per unit purchase price we paid for the common membership units will be equal to the per share purchase price that our common stock was sold to the public in the IPO. KRH contributed its 100% interest in RHI LLC to Holdings II in exchange for 9,900,000 common membership units in Holdings II, which represented approximately 42.3% of common membership units of Holdings II.

Immediately after transaction, Holdings II funded a distribution to KRH for $35.7 million intended to return capital contributions by KRH used for the funding of capitalized film production costs incurred prior to the reorganization, which KRH will used to repay its unsecured term loan facility. KRH and RHI Inc. agreed to waive their rights to pro rata distributions pursuant to the LLC Agreement for this one time cash distribution.

In addition to other customary closing conditions, the sale of the common membership units of Holdings II was conditioned upon our entry into an underwriting agreement with the managing underwriters for this offering, the completion of the reorganization and offering transactions, and the absence of any order, decree or judgment of any court or other governmental authority that made the sale of the common membership units of Holdings II to us illegal or invalid. The membership unit subscription agreement would have automatically terminated if the closing conditions were not satisfied or waived on or before a specified date or if the registration statement relating to this offering was withdrawn for any reason prior to such date.

Transactions with Kelso

Financial Advisory Agreement

Under the terms of the financial advisory agreement between Kelso, the principal investor of KRH, and us (as the successor to RHI Entertainment Holdings, LLC), dated January 12, 2006 (inception), we were required to pay a financial advisory fee of up to $600,000 per year, payable quarterly in advance to Kelso in consideration for financial advisory services provided to us. The financial advisory agreement provides that we will indemnify Kelso and Kelso’s officers, directors, affiliates’ respective partners, employees, agents and control persons (as such term is used in the Securities Act and the rules and regulations thereunder), against claims, losses and expenses as incurred in connection with the services rendered to us or our predecessors under the financial advisory agreement or arising out of any such person being a controlling person of KRH and our Company. It also provides that we reimburse Kelso’s expenses incurred in connection with Kelso’s investment in RHI LLC and with respect to all other services to be provided to us or our predecessors by Kelso. The financial advisory agreement also provides for the payment of certain fees, as may be determined by our Board, payable by us to Kelso in connection with financial advisory and other services and for the reimbursement by us of expenses incurred by Kelso in connection with such services. In January 2006, we paid Kelso a fee of $6 million in cash for services rendered by Kelso to perform investment and evaluation due diligence to determine the most appropriate manner to structure the acquisition of the Company, to negotiate and structure the acquisition credit facility and to negotiate employment agreements.

In connection with the IPO, we entered into a termination agreement with Kelso under which we paid Kelso a one-time fee of $6 million. Pursuant to the terms of the termination letter, in return for the $6 million fee, the annual advisory fee and our obligations with respect to certain other fees (as determined by our Board) terminated. In addition, pursuant to the termination letter, Kelso’s obligations with respect to consulting and other services will terminate after KRH no longer owns at least 5% of the issued and outstanding common membership units in Holdings II. A portion of the proceeds from the IPO and the concurrent financing transactions were used to pay the $6 million fee to Kelso. Our obligations with respect to the indemnification of Kelso and reimbursement of Kelso’s expenses survive the termination of the obligations of the parties described above.

Undertaken in connection with the reorganization of the initial public offering, Holdings II assumed all the obligations under the financial advisory agreement in consideration for KRH’s contribution of its ownership interest in RHI LLC to Holdings II.

May 2008 Equity Contribution

On May 8, 2008, KRH borrowed $30.0 million under a new 27-month senior unsecured term loan facility. Affiliates of Kelso provided $10.0 million of the loan, which matures on August 8, 2010. After paying fees and related expenses, KRH contributed all of the net proceeds to RHI LLC as an additional investment in the common equity interests of RHI LLC, which used the investment for additional working capital. KRH repaid all amounts under the unsecured term loan facility with the proceeds from a distribution from RHI Inc. for a reimbursement of the funding of capitalized film production costs previously made by KRH and funded by the proceeds from the IPO.

Interest on borrowings under the unsecured term loan facility accrued at a rate of 19% per annum through the first anniversary of the facility, which increased by an additional 1% per annum at the commencement of each of the fifth, sixth, seventh, eighth and ninth quarters. Interest was payable in cash, except that the borrower had the option, so long as no event of default has occurred and is continuing, to elect to pay in kind the portion of interest on the loans in excess of 19%, if any. If the borrower defaulted in the payment of principal or interest, or upon an event of default related to ERISA matters, the lenders would have the option to require the borrower to pay additional interest on the loans from the date of non-payment to the date of cure at a per annum rate equal to 2%.

The unsecured term loan facility was subject to a prepayment premium in connection with any prepayment prior to May 8, 2009 equal to the amount by which the aggregate amount of interest that otherwise would have been payable on the prepaid loans during the period from the closing date to the first anniversary of the facility exceeds the amount of interest actually paid on such loans during the period from the closing date to and including the date of prepayment. The prepayment penalty was $5.7 million, which was paid with a portion of the proceeds from the IPO.

Second Lien Guarantee

On August 7, 2008, we received $19.6 million in proceeds (net of $400,000 debt costs) from $20.0 million of additional loans from an affiliate of JPMorgan Chase Bank, N.A. (“JPM”) under our existing second lien credit facility, which was used to repay a portion of outstanding borrowings under our revolving credit facility and to optimize liquidity in connection with the production of our planned film slate. In addition, certain affiliates of Kelso guaranteed the entire amount of the incremental loans to JPM (but not any subsequent assignee) and also agreed to purchase the loans from JPM on December 7, 2008 if JPM had not sold such loans to third parties or if the loans have not otherwise been repaid by that date. In September 2008, $5.0 million of these loans were syndicated to a third party. As of December 31, 2008, the remaining $15.0 million continues to be guaranteed by affiliates of Kelso, as the requirement to purchase has been extended by JPM until May 6, 2009.

Other Matters

Section 16(a) Beneficial Ownership Reporting Compliance

The members of the Board, the executive officers of the Company and persons who hold more than ten percent of the Company’s common stock (collectively, the “Reporting Persons”) are subject to the reporting requirements of Section 16(a) of the Exchange Act, which require them to file reports with respect to their ownership of the Company’s securities on Form 3 and transactions in the Company’s securities on Forms 4 or 5. Based solely on its review of the copies of such forms received by it and any written representations from the Company’s executive officers and directors, the Company believes that, for the fiscal year ended December 31, 2008, the Section 16(a) filing requirements were complied with by all Reporting Persons during and with respect to the year.

Stockholder Proposals for 2010 Annual Meeting

Proposals Pursuant to Rule 14a-8.  Stockholder proposals intended for inclusion in the proxy statement for the 2010 Annual Stockholders Meeting must be received by the Secretary of the Company at its principal executive offices no later than December 4, 2009.

Proposals Pursuant to our Bylaws.  Under our Bylaws, in order to bring any business before the stockholders at the 2010 Annual Stockholders Meeting, other than proposals that will be included in our proxy statement, you must comply with the procedures described below. In addition, you must notify us in writing, and such notice must be delivered to or mailed and received by our Secretary no earlier than the close of business on March 13, 2010 and no later than the close of business on May 2, 2010.

A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and record address of the stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is submitted, (c) the class and number of shares of the Company which are beneficially owned by the stockholder and the beneficial owner, if any, on whose behalf the proposal is submitted, and (d) any material interest of the stockholder in such business.

Nominations Pursuant to our Bylaws.  Under our Bylaws, in order to nominate a director for election to the Board, stockholders must comply with the notice procedures and requirements found in Article II, Section 2.09 of such Bylaws, a copy of which may be obtained by written request to the Company’s Secretary or on the Company’s website at www.rhitv.com — Investor Relations — Corporate Governance.

By Order of the Board

Henry S. Hoberman
Executive Vice President,
General Counsel & Secretary

April 15, 2009
New York, New York

RHI Entertainment, Inc.
1325 Avenue of the Americas
New York, New York 10019
Company Website: www.rhitv.com

Investor Relations:

Erica Bartsch
Sloane & Company
Ebartsch@Sloanepr.com
212-446-1875

Elizabeth Fluke
Sloane & Company
Efluke@Sloanepr.com
212-446-1887

APPENDIX A

AMENDED AND RESTATED
RHI ENTERTAINMENT, INC.
2008 INCENTIVE AWARD PLAN

ARTICLE 1.

HISTORY AND PURPOSE

The Board of Directors of RHI Entertainment, Inc., a Delaware corporation (the ‘‘Company”), originally adopted this RHI Entertainment, Inc. 2008 Incentive Award Plan on June 17, 2008. In furtherance of the purpose of the Plan, the Board of Directors of the Company adopted this Amended and Restated RHI Entertainment, Inc. 2008 Incentive Award Plan on April 8, 2009, which amends and restates the RHI Entertainment, Inc. 2008 Incentive Award Plan in its entirety, effective as of the Effective Date. The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of the members of the Board, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

ARTICLE 2.

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1 “Award” means an Option, a Restricted Stock award, a Stock Appreciation Right award, a Performance Share award, a Performance Stock Unit award, a Dividend Equivalents award, a Stock Payment award, a Deferred Stock award, a Restricted Stock Unit award, a Performance Bonus Award, or a Performance-Based Award granted to a Participant pursuant to the Plan.

2.2 “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award, including through electronic medium.

2.3 “Board” means the Board of Directors of the Company.

2.4 “Change in Control” means and includes each of the following:

(a) A transaction or series of transactions (other than an offering of Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(b) During any consecutive one-year period, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.4(a) or Section 2.4(c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the one-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i) Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii) After which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.4(c)(ii) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(d) The Company’s stockholders approve a liquidation or dissolution of the Company.

(e) The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.

2.5 “Code” means the Internal Revenue Code of 1986, as amended.

2.6 “Committee” means the committee of the Board described in Article 13.

2.7 “Consultant” means any consultant or adviser if: (a) the consultant or adviser renders bona fide services to the Company or any Subsidiary; (b) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (c) the consultant or adviser is a natural person.

2.8 “Covered Employee” means an Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

2.9 “Deferred Stock” means a right to receive a specified number of shares of Stock during specified time periods pursuant to Section 8.5.

2.10 “Director” means a member of the Board, or as applicable, a member of the board of directors of a Subsidiary.

2.11 “Disability” means that the Participant qualifies to receive long-term disability payments under the Company’s long-term disability insurance program, as it may be amended from time to time.

2.12 “Dividend Equivalents” means a right granted to a Participant pursuant to Section 8.3 to receive the equivalent value (in cash or Stock) of dividends paid on Stock.

2.13 “Effective Date” shall have the meaning set forth in Section 14.1.

2.14 “Eligible Individual” means any person who is an Employee, a Consultant or an Independent Director, as determined by the Committee.

2.15 “Employee” means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Subsidiary.

2.16 “Equity Restructuring” shall mean a nonreciprocal transaction between the company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the shares of Stock (or other securities of the Company) or the share price of Stock (or other securities) and causes a change in the per share value of the Stock underlying outstanding Awards.

2.17 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.18 “Fair Market Value” means, as of any given date, (a) if Stock is traded on any established stock exchange, the closing price of a share of Stock as reported in the Wall Street Journal (or such other source as the Company may deem reliable for such purposes) for such date, or if no sale occurred on such date, the first trading date immediately prior to such date during which a sale occurred; or (b) if Stock is not traded on an exchange but is quoted on a national market or other quotation system, the last sales price on such date, or if no sales occurred on such date, then on the date immediately prior to such date on which sales prices are reported; or (c) if Stock is not publicly traded, the fair market value established by the Committee acting in good faith.

2.19 “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

2.20 “Independent Director” means a Director of the Company who is not an Employee.

2.21 “Non-Employee Director” means a Director of the Company who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3) under the Exchange Act, or any successor rule.

2.22 “Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.

2.23 “Option” means a right granted to a Participant pursuant to Article 5 of the Plan to purchase a specified number of shares of Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

2.24 “Participant” means any Eligible Individual who, as a member of the Board, Consultant or Employee, has been granted an Award pursuant to the Plan.

2.25 “Performance-Based Award” means an Award granted to selected Covered Employees pursuant to Section 8.7, but which is subject to the terms and conditions set forth in Article 9. All Performance-Based Awards are intended to qualify as Qualified Performance-Based Compensation.

2.26 “Performance Bonus Award” has the meaning set forth in Section 8.7.

2.27 “Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: net earnings (either before or after interest, taxes, depreciation and amortization), adjusted EBITDA, economic value-added, sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on net assets, return on stockholders’ equity, return on assets, return on capital, stockholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings per share, price per share of Stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Committee shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

2.28 “Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Committee, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

2.29 “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award.

2.30 “Performance Share” means a right granted to a Participant pursuant to Section 8.1, to receive Stock, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee.

2.31 “Performance Stock Unit” means a right granted to a Participant pursuant to Section 8.2, to receive Stock, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee.

2.32 “Plan” means this Amended and Restated RHI Entertainment, Inc. 2008 Incentive Award Plan, as it may be amended from time to time.

2.33 “Public Trading Date” means the first date upon which Stock is listed (or approved for listing) upon notice of issuance on any securities exchange or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system.

2.34 “Qualified Performance-Based Compensation” means any compensation that is intended to qualify as “qualified performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

2.35 “Restricted Stock” means Stock awarded to a Participant pursuant to Article 6 that is subject to certain restrictions and may be subject to risk of forfeiture.

2.36 “Restricted Stock Unit” means an Award granted pursuant to Section 8.6.

2.37 “Securities Act” shall mean the Securities Act of 1933, as amended.

2.38 “Stock” means the common stock of the Company and such other securities of the Company that may be substituted for Stock pursuant to Article 12.

2.39 “Stock Appreciation Right” or “SAR” means a right granted pursuant to Article 7 to receive a payment equal to the excess of the Fair Market Value of a specified number of shares of Stock on the date the SAR is exercised over the Fair Market Value on the date the SAR was granted as set forth in the applicable Award Agreement.

2.40 “Stock Payment” means (a) a payment in the form of shares of Stock, or (b) an option or other right to purchase shares of Stock, as part of any bonus, deferred compensation or other arrangement, made in lieu of all or any portion of the compensation, granted pursuant to Section 8.4.

2.41 “Subsidiary” means any “subsidiary corporation” as defined in Section 424(f) of the Code and any applicable regulations promulgated thereunder or any other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

ARTICLE 3.

SHARES SUBJECT TO THE PLAN

3.1 Number of Shares.

(a) Subject to Article 12 and Section 3.1(b) the aggregate number of shares of Stock which may be issued or transferred pursuant to Awards under the Plan is 3,740,000 shares; provided, however, no more than 3,740,000 shares of Stock may be issued upon the exercise of Incentive Stock Options.

(b) To the extent that an Award terminates, expires, or lapses for any reason, any shares of Stock subject to the Award shall again be available for the grant of an Award pursuant to the Plan. Additionally, any shares of Stock tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any Award shall again be available for the grant of an Award pursuant to the Plan. To the extent permitted by applicable law or any exchange rule, shares of Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary shall not be counted against shares of Stock available for grant pursuant to this Plan. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(b), no shares of Common Stock may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

3.2 Stock Distributed.  Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

3.3 Limitation on Number of Shares Subject to Awards.  Notwithstanding any provision in the Plan to the contrary, and subject to Article 12, the maximum number of shares of Stock with respect to one or more Awards that may be granted to any one Participant during any calendar year shall be 750,000 and the maximum amount that may be paid in cash during any calendar year with respect to any Performance-Based Award (including, without limitation, any Performance Bonus Award) shall be $5,000,000; provided, however, that the foregoing limitations shall not apply prior to the Public Trading Date and, following the Public Trading Date, the foregoing limitations shall not apply until the earliest of: (a) the first material modification of the Plan (including any increase in the number of shares reserved for issuance under the Plan in accordance with Section 3.1); (b) the issuance of all of the shares of Stock reserved for issuance under the Plan; (c) the expiration of the Plan; (d) the first meeting of stockholders at which members of the Board are to be elected that occurs after the close of the third calendar year following the calendar year in which occurred the first registration of an equity security of the Company under Section 12 of the Exchange Act; or (e) such other date required by Section 162(m) of the Code and the rules and regulations promulgated thereunder.

ARTICLE 4.

ELIGIBILITY AND PARTICIPATION

4.1 Eligibility.  Each Eligible Individual shall be eligible to be granted one or more Awards pursuant to the Plan.

4.2 Participation.  Subject to the provisions of the Plan, the Committee may, from time to time, select from among all Eligible Individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No Eligible Individual shall have any right to be granted an Award pursuant to this Plan.

4.3 Foreign Participants.  Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have Eligible Individuals, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Sections 3.1 and 3.3 of the Plan; and (v) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law or governing statute or any other applicable law.

ARTICLE 5.

STOCK OPTIONS

5.1 General.  The Committee is authorized to grant Options to Eligible Individuals on the following terms and conditions:

(a) Exercise Price.  The exercise price per share of Stock subject to an Option shall be determined by the Committee and set forth in the Award Agreement; provided, that, subject to Section 5.2(c), the exercise price for any Option shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant.

(b) Time and Conditions of Exercise.  The Committee shall determine the time or times at which an Option may be exercised in whole or in part; provided that the term of any Option granted under the Plan shall not exceed ten years. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

(c) Payment.  The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation: (i) cash, (ii) shares of Stock held for such period of time as may be required by the Committee in order to avoid adverse accounting consequences and having a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof, or (iii) other property acceptable to the Committee (including through the delivery of a notice that the Participant has placed a market sell order with a broker with respect to shares of Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; provided that payment of such proceeds is then made to the Company upon settlement of such sale). The Committee shall also determine the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants. Notwithstanding any other provision of the Plan to the contrary, after the Public Trading Date, no Participant who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the exercise price of an Option, or continue any extension of credit with respect to the exercise price of an Option with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

(d) Evidence of Grant.  All Options shall be evidenced by an Award Agreement between the Company and the Participant. The Award Agreement shall include such additional provisions as may be specified by the Committee.

5.2 Incentive Stock Options.  Incentive Stock Options shall be granted only to Employees and the terms of any Incentive Stock Options granted pursuant to the Plan, in addition to the requirements of Section 5.1, must comply with the provisions of this Section 5.2.

(a) Expiration.  Subject to Section 5.2(c), an Incentive Stock Option shall expire and may not be exercised to any extent by anyone after the first to occur of the following events:

(i) Ten years from the date it is granted, unless an earlier time is set in the Award Agreement;

(ii) Three months after the Participant’s termination of employment as an Employee; and

(iii) One year after the date of the Participant’s termination of employment or service on account of Disability or death. Upon the Participant’s Disability or death, any Incentive Stock Options exercisable at the Participant’s Disability or death may be exercised by the Participant’s legal representative or representatives, by the person or persons entitled to do so pursuant to the Participant’s last will and testament, or, if the Participant fails to make testamentary disposition of such Incentive Stock Option or dies intestate, by the person or persons entitled to receive the Incentive Stock Option pursuant to the applicable laws of descent and distribution.

(b) Dollar Limitation.  The aggregate Fair Market Value (determined as of the time the Option is granted) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

(c) Ten Percent Owners.  An Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and the Option is exercisable for no more than five years from the date of grant.

(d) Notice of Disposition.  The Participant shall give the Company prompt notice of any disposition of shares of Stock acquired by exercise of an Incentive Stock Option within (i) two years from the date of grant of such Incentive Stock Option or (ii) one year after the transfer of such shares of Stock to the Participant.

(e) Right to Exercise.  During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.

(f) Failure to Meet Requirements.  Any Option (or portion thereof) purported to be an Incentive Stock Option, which, for any reason, fails to meet the requirements of Section 422 of the Code shall be considered a Non-Qualified Stock Option.

ARTICLE 6.

RESTRICTED STOCK AWARDS

6.1 Grant of Restricted Stock.  The Committee is authorized to make Awards of Restricted Stock to any Eligible Individual selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. All Awards of Restricted Stock shall be evidenced by an Award Agreement.

6.2 Issuance and Restrictions.  Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

6.3 Forfeiture.  Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited; provided, however, that, the Committee may (a) provide in any Restricted Stock Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and (b) in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

6.4 Certificates for Restricted Stock.  Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

ARTICLE 7.

STOCK APPRECIATION RIGHTS

7.1 Grant of Stock Appreciation Rights.

(a) A Stock Appreciation Right may be granted to any Eligible Individual selected by the Committee. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose and shall be evidenced by an Award Agreement.

(b) A Stock Appreciation Right shall entitle the Participant (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount equal to the product of (i) the excess of (A) the Fair Market Value of the Stock on the date the Stock Appreciation Right is exercised over (B) the Fair Market Value of the Stock on the date the Stock Appreciation Right was granted and (ii) the number of shares of Stock with respect to which the Stock Appreciation Right is exercised, subject to any limitations the Committee may impose.

7.2 Payment and Limitations on Exercise.

(a) Subject to Sections 7.2(b) payment of the amounts determined under Sections 7.1(b) above shall be in cash, in Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Committee in the Award Agreement.

(b) To the extent any payment under Section 7.1(b) is effected in Stock, it shall be made subject to satisfaction of all provisions of Article 5 above pertaining to Options.

ARTICLE 8.

OTHER TYPES OF AWARDS

8.1 Performance Share Awards.  Any Eligible Individual selected by the Committee may be granted one or more Performance Share awards which shall be denominated in a number of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

8.2 Performance Stock Units.  Any Eligible Individual selected by the Committee may be granted one or more Performance Stock Unit awards which shall be denominated in unit equivalent of shares of Stock and/or units of value including dollar value of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

8.3 Dividend Equivalents.

(a) Any Eligible Individual selected by the Committee may be granted Dividend Equivalents based on the dividends declared on the shares of Stock that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional shares of Stock by such formula and at such time and subject to such limitations as may be determined by the Committee.

(b) Dividend Equivalents granted with respect to Options or SARs that are intended to be Qualified Performance-Based Compensation shall be payable, with respect to pre-exercise periods, regardless of whether such Option or SAR is subsequently exercised.

8.4 Stock Payments.  Any Eligible Individual selected by the Committee may receive Stock Payments in the manner determined from time to time by the Committee. The number of shares shall be determined by the Committee and may be based upon the Performance Criteria or other specific performance criteria determined appropriate by the Committee, determined on the date such Stock Payment is made or on any date thereafter.

8.5 Deferred Stock.  Any Eligible Individual selected by the Committee may be granted an award of Deferred Stock in the manner determined from time to time by the Committee. The number of shares of Deferred Stock shall be determined by the Committee and may be linked to the Performance Criteria or other specific performance criteria determined to be appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. Stock underlying a Deferred Stock award will not be issued until the Deferred Stock award has vested, pursuant to a vesting schedule or performance criteria set by the

Committee. Unless otherwise provided by the Committee, a Participant awarded Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Deferred Stock Award has vested and the Stock underlying the Deferred Stock Award has been issued.

8.6 Restricted Stock Units.  The Committee is authorized to make Awards of Restricted Stock Units to any Eligible Individual selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. At the time of grant, the Committee shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. At the time of grant, the Committee shall specify the maturity date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the grantee. On the maturity date, the Company shall, subject to Section 11.5(b), transfer to the Participant one unrestricted, fully transferable share of Stock for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited.

8.7 Performance Bonus Awards.  Any Eligible Individual selected by the Committee may be granted one or more Performance-Based Awards in the form of a cash bonus (a “Performance Bonus Award”) payable upon the attainment of Performance Goals that are established by the Committee and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Committee. Any such Performance Bonus Award paid to a Covered Employee shall be based upon objectively determinable bonus formulas established in accordance with Article 9.

8.8 Term.  Except as otherwise provided herein, the term of any Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Stock Payments, Deferred Stock or Restricted Stock Units shall be set by the Committee in its discretion.

8.9 Exercise or Purchase Price.  The Committee may establish the exercise or purchase price, if any, of any Award of Performance Shares, Performance Stock Units, Deferred Stock, Stock Payments or Restricted Stock Units; provided, however, that such price shall not be less than the par value of a share of Stock on the date of grant, unless otherwise permitted by applicable state law.

8.10 Exercise upon Termination of Employment or Service.  An Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Deferred Stock, Stock Payments and Restricted Stock Units shall only be exercisable or payable while the Participant is an Employee, Consultant or Director, as applicable; provided, however, that the Committee in its sole and absolute discretion may provide that an Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Stock Payments, Deferred Stock or Restricted Stock Units may be exercised or paid subsequent to a termination of employment or service, as applicable, or following a Change in Control of the Company, or because of the Participant’s retirement, death or disability, or otherwise; provided, however, that any such provision with respect to Performance Shares or Performance Stock Units shall be subject to the requirements of Section 162(m) of the Code that apply to Qualified Performance-Based Compensation.

8.11 Form of Payment.  Payments with respect to any Awards granted under this Article 8 shall be made in cash, in Stock or a combination of both, as determined by the Committee.

8.12 Award Agreement.  All Awards under this Article 8 shall be subject to such additional terms and conditions as determined by the Committee and shall be evidenced by an Award Agreement.

ARTICLE 9.

PERFORMANCE-BASED AWARDS

9.1 Purpose.  The purpose of this Article 9 is to provide the Committee the ability to qualify Awards other than Options and SARs and that are granted pursuant to Articles 6 and 8 as Qualified Performance-Based Compensation. If the Committee, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Article 9 shall control over any contrary provision contained in Articles 6 or 8; provided, however, that the Committee may in its discretion grant Awards to Covered Employees that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 9.

9.2 Applicability.  This Article 9 shall apply only to those Covered Employees selected by the Committee to receive Performance-Based Awards. The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.

9.3 Procedures with Respect to Performance-Based Awards.  To the extent necessary to comply with the Qualified Performance-Based Compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Articles 6 or 8 which may be granted to one or more Covered Employees, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Covered Employees, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned by a Covered Employee, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

9.4 Payment of Performance-Based Awards.  Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company or a Subsidiary on the day a Performance-Based Award for such Performance Period is paid to the Participant. Furthermore, a Participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved. In determining the amount earned under a Performance-Based Award, the Committee may reduce or eliminate the amount of the Performance-Based Award earned for the Performance Period, if in its sole and absolute discretion, such reduction or elimination is appropriate.

9.5 Additional Limitations.  Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to constitute Qualified Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE 10.

INDEPENDENT DIRECTOR AWARDS

10.1 The Board may grant Awards to Independent Directors, subject to the limitations of the Plan, pursuant to a written non-discretionary formula established by the Committee, or any successor committee thereto carrying out its responsibilities on the date of grant of any such Award (the “Independent Director Equity Compensation Policy”). The Independent Director Equity Compensation Policy shall set forth the type of Award(s) to be granted to Independent Directors, the number of shares of Stock to be subject to Independent Director Awards, the conditions on which such Awards shall be granted, become exercisable and/or payable and expire, and such other terms and conditions as the Committee (or such other successor committee as described above) shall determine in its discretion.

ARTICLE 11.

PROVISIONS APPLICABLE TO AWARDS

11.1 Stand-Alone and Tandem Awards.  Awards granted pursuant to the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

11.2 Award Agreement.  Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include the term of an Award, the provisions applicable in the event the Participant’s employment or service terminates, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.

11.3 Limits on Transfer.  No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. Except as otherwise provided by the Committee, no Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved from time to time by the Committee (or the Board in the case of Awards granted to Independent Directors). The Committee by express provision in the Award or an amendment thereto may permit an Award (other than an Incentive Stock Option) to be transferred to, exercised by and paid to certain persons or entities related to the Participant, including but not limited to members of the Participant’s family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant’s family and/or charitable institutions, or to such other persons or entities as may be expressly approved by the Committee, pursuant to such conditions and procedures as the Committee may establish. Any permitted transfer shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes (or to a “blind trust” in connection with the Participant’s termination of employment or service with the Company or a Subsidiary to assume a position with a governmental, charitable, educational or similar non-profit institution) and on a basis consistent with the Company’s lawful issue of securities.

11.4 Beneficiaries.  Notwithstanding Section 11.3, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

11.5 Stock Certificates; Book Entry Procedures.

(a) Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded. All Stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Committee.

(b) Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by any applicable law, rule or regulation, the Company shall not deliver to any Participant certificates evidencing shares of Stock issued in connection with any Award and instead such shares of Stock shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

11.6 Paperless Administration.  In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

ARTICLE 12.

CHANGES IN CAPITAL STRUCTURE

12.1 Adjustments.

(a) In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Stock or the share price of the Stock other than an Equity Restructuring, the Committee shall make such equitable adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change with respect to (a) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3); (b) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (c) the grant or exercise price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Qualified Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.

(b) In the event of any transaction or event described in Section 12.1 or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations or accounting principles, the Committee, in its sole and absolute discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i) To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 12.1 the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion;

(ii) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii) To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock or

Deferred Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future;

(iv) To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and

(v) To provide that the Award cannot vest, be exercised or become payable after such event.

(c) In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 12.1(a) and 12.1(b):

(i) The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, will be equitably adjusted. The adjustments provided under this Section 12.1(c)(i) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company.

(ii) The Committee shall make such equitable adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3).

12.2 Acceleration Upon a Change in Control.  Notwithstanding Section 12.1, and except as may otherwise be provided in any applicable Award Agreement or other written agreement entered into between the Company and a Participant, if a Change in Control occurs and a Participant’s Awards are not converted, assumed, or replaced by a successor entity, then at least ten days prior to the Change in Control such Awards shall become fully exercisable and all forfeiture restrictions on such Awards shall lapse. Upon, or in anticipation of, a Change in Control, the Committee may cause any and all Awards outstanding hereunder to terminate at a specific time in the future, including but not limited to the date of such Change in Control, and shall give each Participant the right to exercise such Awards during a period of time as the Committee, in its sole and absolute discretion, shall determine. In the event that the terms of any agreement between the Company or any Company subsidiary or affiliate and a Participant contains provisions that conflict with and are more restrictive than the provisions of this Section 12.2, this Section 12.2 shall prevail and control and the more restrictive terms of such agreement (and only such terms) shall be of no force or effect.

12.3 No Other Rights.  Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Committee under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Award or the grant or exercise price of any Award.

12.4 Restrictions on Exercise.  In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Stock or the share price of the Stock including any Equity Restructuring, for reasons of administrative convenience, the Company in its sole discretion may refuse to permit the exercise of any Award during a period of 30 days prior to the consummation of any such transaction.

ARTICLE 13.

ADMINISTRATION

13.1 Committee.  Unless and until the Board delegates administration of the Plan to a Committee as set forth below, the Plan shall be administered by the full Board, and for such purposes the term “Committee” as used in this Plan shall be deemed to refer to the Board. The Board, at its discretion or as otherwise necessary to comply with the requirements of Section 162(m) of the Code, Rule 16b-3 promulgated under the Exchange Act or to the extent required by any other applicable rule or regulation, may delegate administration of the Plan to a Committee consisting of two or more members of the Board. Unless otherwise determined by the Board, the Committee shall consist solely of two or more members of the Board each of whom is an “outside director,” within the meaning of Section 162(m) of the Code, a Non-Employee Director and an “independent director” under the rules of the Nasdaq Stock Market (or other principal securities market on which shares of Stock are traded); provided that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 13.1 or otherwise provided in any charter of the Committee. Notwithstanding the foregoing, the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to all Awards granted to Independent Directors and for purposes of such Awards the term “Committee” as used in this Plan shall be deemed to refer to the Board. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee. Except as may otherwise be provided in any charter of the Committee, appointment of Committee members shall be effective upon acceptance of appointment; Committee members may resign at any time by delivering written notice to the Board; and vacancies in the Committee may only be filled by the Board.

13.2 Action by the Committee.  Unless otherwise established by the Board or in any charter of the Committee, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by a majority of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

13.3 Authority of Committee.  Subject to any specific designation in the Plan, the Committee has the exclusive power, authority and discretion to:

(a) Designate Participants to receive Awards;

(b) Determine the type or types of Awards to be granted to each Participant;

(c) Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

(d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any reload provision, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines; provided, however, that the Committee shall not have the authority to accelerate the vesting or waive the forfeiture of any Performance-Based Awards;

(e) Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(g) Decide all other matters that must be determined in connection with an Award;

(h) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i) Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and

(j) Make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan.

13.4 Decisions Binding.  The Committee’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

ARTICLE 14.

EFFECTIVE AND EXPIRATION DATE

14.1 Effective Date.  The Plan is effective as of the date the Plan is approved by the Company’s stockholders (the “Effective Date”). The Plan will be deemed to be approved by the stockholders if it is approved either:

(a) By a majority of the votes cast at a duly held stockholders meeting at which a quorum representing a representing a majority of outstanding voting stock is, either in person or by proxy, present and voting on the plan; or

(b) By a method and in a degree that would be treated as adequate under Delaware law in the case of an action requiring stockholder approval.

14.2 Expiration Date.  The Plan will expire on, and no Award may be granted pursuant to the Plan after the tenth anniversary of the Effective Date, except that no Incentive Stock Options may be granted under the Plan after the earlier of the tenth anniversary of (a) the date the Plan is approved by the Board or (b) the Effective Date. Any Awards that are outstanding on the tenth anniversary of the Effective Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

ARTICLE 15.

AMENDMENT, MODIFICATION, AND TERMINATION

15.1 Amendment, Modification, and Termination.  Subject to Section 16.14, with the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that (a) to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required, and (b) stockholder approval shall be required for any amendment to the Plan that (i) increases the number of shares available under the Plan (other than any adjustment as provided by Article 12), (ii) permits the Committee to grant Options with an exercise price that is below Fair Market Value on the date of grant, or (iii) permits the Committee to extend the exercise period for an Option beyond ten years from the date of grant. Notwithstanding any provision in this Plan to the contrary, absent approval of the stockholders of the Company, no Option may be amended to reduce the per share exercise price of the shares subject to such Option below the per share exercise price as of the date the Option is granted and, except as permitted by Article 12, no Option may be granted in exchange for, or in connection with, the cancellation or surrender of an Option having a higher per share exercise price.

15.2 Awards Previously Granted.  Except with respect to amendments made pursuant to Section 16.14, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant.

ARTICLE 16.

GENERAL PROVISIONS

16.1 No Rights to Awards.  No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Eligible Individuals, Participants or any other persons uniformly.

16.2 No Stockholders Rights.  Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to shares of Stock covered by any Award until the Participant becomes the record owner of such shares of Stock.

16.3 Withholding.  The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s employment tax obligations) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan. The Committee may in its discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company withhold shares of Stock otherwise issuable under an Award (or allow the return of shares of Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Participant of such Award within six months (or such other period as may be determined by the Committee) after such shares of Stock were acquired by the Participant from the Company) in order to satisfy the Participant’s federal, state, local and foreign income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

16.4 No Right to Employment or Services.  Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Subsidiary.

16.5 Unfunded Status of Awards.  The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

16.6 Indemnification.  To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

16.7 Relationship to other Benefits.  No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

16.8 Expenses.  The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

16.9 Titles and Headings.  The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

16.10 Fractional Shares.  No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

16.11 Limitations Applicable to Section 16 Persons.  Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 under the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

16.12 Government and Other Regulations.  The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register pursuant to the Securities Act, as amended, any of the shares of Stock paid pursuant to the Plan. If the shares paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act, as amended, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

16.13 Governing Law.  The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware.

16.14 Section 409A.  To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Committee determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.

* * * * *

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES ON PROPOSAL 1 AND “FOR” PROPOSAL 2 AND 3. FOR all nominees WITHHOLD listed to the left AUTHORITY (except as marked to vote for all nominees to the contrary) listed to the left *EXCEPTIONS 1. Election of Director: Nominees: 01 Frank J. Loverro 02 Russel H. Givens, Jr. The election of Director to serve on the Board of Directors of the Company for a term of office expiring on the date of the Annual Meeting of Stockholders in 2012. (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.) *Exceptions Signature Signature Please mark your votes as indicated in this example FOR AGAINST ABSTAIN 2. The approval of the Amended and Restated RHI Entertainment, Inc. 2008 Equity Incentive Plan, which adds 1,500,000 shares to the total shares reserved for issuance under the plan. 3. Ratification of the appointment of KPMG LLP as independent registered public accountants for the fiscal year ending 2009. Mark Here for Address Change or Comments S SSE EEE EER RRE EEV VVE EER RRS SSE EE Date NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. FOLD AND DETACH HERE WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING. BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK. Internet and telephone voting is available through 11:59 PM Eastern Time on the day prior to annual meeting. INTERNET http://www.proxyvoting.com/rhie Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. You can view the Annual Report and Proxy Statement on the Internet at http://materials.proxyvote.com/74957T OR 48697

RHI ENTERTAINMENT, INC. This proxy is solicited on behalf of the Board of Directors for the Annual Meeting of the Stockholders of RHI Entertainment, Inc. on May 12, 2009. The undersigned hereby constitute(s) and appoint(s) Henry S. Hoberman and Teresa Marando, and each or any of them, as proxies of the undersigned, with full power of substitution of each, and with all the powers the undersigned would possess if personally present, to appear and vote all shares of common stock of RHI Entertainment, Inc. that the undersigned is entitled to vote at the Annual Meeting of the Stockholders of RHI Entertainment, Inc. to be held on May 12, 2009, and at any adjournment thereof, upon the matters referred to in the Notice of Annual Meeting of the Stockholders of RHI Entertainment, Inc. and Proxy Statement for said meeting and in their discretion upon such other business as may properly come before the meeting or any adjournment. The undersigned hereby revokes any proxies heretofore given and ratifies and confirms all that each of said proxies, or any substitute or substitutes, shall lawfully do or cause to be done by reason thereof, upon the matters referred to in the Notice of Annual Meeting of the Stockholders of RHI Entertainment, Inc. and Proxy Statement for said meeting. This proxy when properly executed will be voted in the manner directed, or if no choice is specified, “FOR” the nominees listed on Proposal 1 on the reverse side and “FOR” Proposals 2 and 3. Discretionary authority is hereby conferred as to all other matters that may come before the Annual Meeting. See reverse for voting instructions. BNY MELLON SHAREOWNER SERVICES Address Change/Comments P.O. BOX 3550 (Mark the corresponding box on the reverse side) SOUTH HACKENSACK, NJ 07606-9250 FOLD AND DETACH HERE